UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CBRE GROUP, INC.

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11150 Santa Monica Boulevard, Suite 1600

Los Angeles, California 90025

(310) 405-8900

March 28, 2013

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CBRE Group, Inc., I cordially invite you to attend our annual meeting of stockholders on Thursday, May 9, 2013, at 9882 South Santa Monica Boulevard, Beverly Hills, California at 8:45 a.m. (PDT).

We sincerely hope you will be able to attend the meeting. However, whether or not you are present in person, your vote is very important. We are pleased to again offer multiple options for voting your shares. You may vote by telephone, via the Internet, by mail or in person as described beginning on page 1 of the proxy statement.

The notice of meeting and proxy statement that follow describe the business we will consider at the meeting. We have made several changes in this year’s proxy statement intended to make it more user friendly. You will note several enhancements in how we present information about our Board of Director nominees, corporate governance and executive compensation practices. We have also added summaries and graphics to highlight important information.

Thank you for your continued support of CBRE Group, Inc.

Sincerely yours,

Robert E. Sulentic
President and Chief Executive Officer

Notice of 2013 Annual Meeting of Stockholders

May 9, 2013

8:45 a.m. (PDT)

9882 South Santa Monica Boulevard, Beverly Hills, California

AGENDA:

1.

Election of the 11 directors named in the Proxy Statement;

2.

Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2013;

3.

Advisory vote to approve named executive officer compensation; and

4.

Transaction of any other business properly introduced at the Annual Meeting.

Only stockholders of record at the close of business on March 15, 2013 will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements thereof.

We hope you can attend the Annual Meeting in person. Regardless of whether you will attend, please complete and return your proxy, so that your shares can be voted at the Annual Meeting in accordance with your instructions. Any stockholder attending the Annual Meeting may vote in person even if such stockholder returned a proxy. You will need to bring a picture ID and proof of ownership of CBRE Group, Inc. stock as of the record date to enter the Annual Meeting.

We are pleased to furnish proxy materials to our stockholders on the Internet. We believe this allows us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

March 28, 2013

By Order of the Board of Directors

Laurence H. Midler
Executive Vice President, General Counsel and Secretary

This proxy statement and accompanying proxy card are available beginning March 28, 2013. We may refer to ourselves in this proxy statement alternatively as “CBRE,” the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements, is being sent simultaneously with this proxy statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

Proxy Summary Information

To assist you in reviewing the proposals to be voted upon at our 2013 Annual Meeting, we have summarized important information contained elsewhere in this Proxy Statement and our Annual Report on Form 10-K. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Voting

Shareholders of record as of March 15, 2013 may cast their votes in any of the following ways:

Internet	Phone	Mail	In Person
Visit www.proxyvote.com. You will need the 12 digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 12 digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	If you plan to attend the meeting, you will need to bring a picture ID and proof of ownership of CBRE Group, Inc. stock as of the record date.

Voting Matters and Board Recommendation

Proposal	Board Vote Recommendation
Election of Directors (page 7)	FOR each Director Nominee
Ratification of Independent Registered Public Accounting Firm (page 19)	FOR
Advisory Vote to Approve Named Executive Officer Compensation (page 22)	FOR

Fiscal 2012 Business Highlights(1)

We are the world’s largest commercial real estate services and investment firm, based on 2012 global revenue of $6.5 billion, with leading full-service operations in major metropolitan areas throughout the world. We offer a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other types of commercial real estate.

•

Our platform is supported by more than 300 offices and approximately 37,000 employees worldwide (excluding independent affiliates).

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Our services include:

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commercial real estate services operating under the “CBRE” brand,

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real estate investment management services operating under the “CBRE Global Investors” brand, and

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development services operating under the “Trammell Crow Company” brand.

(1)

For more complete information regarding our fiscal 2012 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2012. You can obtain a free copy of our Annual Report on Form 10-K at the SEC’s website (www.sec.gov) or by submitting a written request by: (a) mail to CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (b) telephone at (212) 984-6515, or (c) e-mail at investorrelations@cbre.com.

CBRE – 2013 Proxy Statement   1

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In fiscal 2012, we delivered strong operating results:

•

We recorded the highest total annual revenue in our history and our highest annual earnings and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) since 2007. Revenue for 2012 rose to $6.5 billion, an increase of 10% (12% in local currency) from $5.9 billion in 2011.

•

Our adjusted EBITDA for 2012 was $918.4 million, up 14% from 2011.(2)

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Net income for 2012 was $315.6 million, up 32% from 2011.

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We generated revenue from a well-balanced, highly diversified base of clients. In 2012, our client roster included approximately 80 of the Fortune 100 companies, and our revenue was attributable to clients in a broad range of industries.

The following charts highlight our growth in net income and adjusted EBITDA for 2012:

(2)

For supplemental financial data and a corresponding reconciliation of adjusted EBITDA to net income computed in accordance with U.S. GAAP, see the Results of Operations table beginning on page 46 of Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 1, 2013. As described in our Annual Report on Form 10-K, our Board and management use adjusted EBITDA to evaluate the Company’s performance and manage its operations. However, non-GAAP measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

CBRE – 2013 Proxy Statement   2

Corporate Governance Highlights

Board Independence
Independent director nominees	10 out of 11
Independent Chairperson	Richard C. Blum
Director Elections
Frequency of Board elections	Annual
Voting standard for uncontested elections	Majority Policy
Evaluating and Improving Board Performance
Board evaluations	Annual
Committee evaluations	Annual
Aligning Director and Executive Interests with Shareholder Interests
Director stock ownership guidelines	Yes
Executive officer stock ownership guidelines	Yes
Policy prohibiting hedging or short-selling CBRE stock	Yes

Summary of Board Nominees

The following table provides summary information about each of the director nominees who are being voted on at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Committees	Other Public Boards
Richard C. Blum*	77	2001	Chairperson and member of the management committee of Blum Capital Partners, L.P.	AQC, EC, GC	0
Brandon B. Boze*	32	2012	Partner of ValueAct Capital	AC	0
Curtis F. Feeny*	55	2006	Managing Director of Voyager Capital	AC, GC	0
Bradford M. Freeman*	71	2001	Partner of Freeman Spogli & Co. Incorporated	AQC, CC, GC	1
Michael Kantor*	73	2004	Partner at Mayer Brown LLP	AQC, GC	0
Frederic V. Malek*	76	2001	Chairman of Thayer Lodging Group	AC, CC	1
Jane J. Su*	49	2006	Partner and member of the management committee of Blum Capital Partners, L.P.	CC	0
Robert E. Sulentic	56	2012	President and Chief Executive Officer of CBRE	AQC, EC	1
Laura D. Tyson*	65	2010	Professor of Global Management, Haas School of Business, University of California, Berkeley	AQC	3
Gary L. Wilson*	73	2001	General Partner of Manhattan Pacific Partners	AC, GC	0
Ray Wirta*	69	2001	Chief Executive Officer of The Koll Company	AQC, EC	0
* Independent Director Key: AQC Acquisition Committee AC Audit Committee CC Compensation Committee EC Executive Committee GC Nominating and Governance Committee

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Executive Compensation Highlights

Our Philosophy—Our compensation programs are designed to attract and retain accomplished and high-potential executives and to motivate those executives to consistently achieve short- and long-term goals that will create sustainable improvements in shareholder value. To do this, we focus a significant percentage of our named executives’ compensation on annual and long-term incentive awards intended to reflect growth in our business and our share price in the short and long term, with a more modest portion of compensation based on a fixed base salary. The references to CEO below are to Mr. Sulentic, our CEO as of the end of 2012.

The total target direct compensation mix for (i) our CEO and (ii) our CEO together with our named executive officers are illustrated in the following charts:

Say on Pay—We received strong support from our stockholders for our executive compensation in 2011, receiving a positive say on pay vote of 93.9% at our 2012 annual meeting of stockholders.

2012 Financial Performance Against Plan—Although we achieved strong overall financial and operational performance in 2012 over 2011, our financial performance was slightly below the ambitious operating plan approved by our Board at the beginning of the year. Historically, our Board has set aggressive targets to achieve strategic growth and increase shareholder value, and our 2012 operating plan assumed continued solid growth, in line with stockholder expectations of growth in profits each year. We slightly missed our ambitious internal growth target primarily due to underperformance in our EMEA business, which has been affected by continuing sovereign debt issues in Europe, and to a lesser extent in Asia Pacific mostly as a result of a slowing economy in China, which has become a global engine of economic growth. As a result, our CEO’s total direct compensation was below the target amounts established for him at the beginning of the year.

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The following table illustrates the pay-for-performance alignment for our current CEO, Mr. Sulentic, by tracking his total direct compensation (comprised of base salary, annual performance award and long-term equity incentives as reported in the Summary Compensation Table) in each of the last two fiscal years while he was serving as our President and then CEO against the changes to the Company’s adjusted EBITDA over the same period. Because our global adjusted EBITDA results were slightly below plan, although adjusted EBITDA increased year over year, Mr. Sulentic’s compensation actually declined from 2011 to 2012.

2012 Compensation —Set forth below is the 2012 compensation for our named executive officers. See the footnotes accompanying the Summary Compensation Table on page 42 for more information. We have not included below the compensation for our former chief executive officer, Brett White, who resigned in November 2012 and was paid for the year pursuant to a Transition Agreement, as previously reported. Mr. White’s compensation is included in the Summary Compensation Table on page 42.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert E. Sulentic President and Chief Executive Officer	2012	700,000	—	1,899,995	917,800	2,250	3,520,045
Gil Borok Executive Vice President and Chief Financial Officer	2012	535,191	—	549,985	451,700	2,250	1,539,126
Michael J. Lafitte Global President, CBRE Services	2012	540,000	—	1,649,995	866,300	2,250	3,058,545
James R. Groch. Executive Vice President and Chief Investment Officer	2012	540,000	200,000	1,709,996	756,200	2,250	3,208,446
Calvin W. Frese, Jr. Chief Executive Officer—Americas	2012	600,000	—	1,799,987	842,300	2,250	3,244,537

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TABLE OF CONTENTS

PROPOSAL 1	ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	11
PROPOSAL 2	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
AUDIT AND OTHER FEES	20
PROPOSAL 3	ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	22
COMPENSATION DISCUSSION AND ANALYSIS	23
EXECUTIVE MANAGEMENT	39
EXECUTIVE COMPENSATION	42
STOCK OWNERSHIP	49
RELATED-PARTY TRANSACTIONS	51
GENERAL INFORMATION ABOUT THE ANNUAL MEETING	53

CBRE – 2013 Proxy Statement   6

PROPOSAL 1    ELECTION OF DIRECTORS

Our Board has nominated 11 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees currently are directors and were selected to serve on the Board based on:

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outstanding achievement in their professional careers,

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broad experience,

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personal and professional integrity,

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their ability to make independent, analytical inquiries,

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financial literacy,

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mature judgment,

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high performance standards,

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familiarity with our business and industry, and

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an ability to work collegially.

We also believe that all of our director nominees have a reputation for honesty and adherence to high ethical standards. Each agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Criteria: Qualifications, Skills and Experience

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference.

The Corporate Governance and Nominating Committee, or the Governance Committee, is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination, as well as performing assessments of the skills and experience needed to properly oversee the interests of the Company.

The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process. As a part of the search process, the Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.

The Governance Committee looks for its current and potential directors collectively to have a mix of skills, experience and qualifications, some of which are described above and below. The Governance Committee also considers whether a potential candidate would likely satisfy the independence requirements as described below.

Directors’ Skills and Qualifications

Our Governance Committee has developed a range of criteria for considering future Board candidates. In addition to the criteria listed above regarding our 2013 nominees, the Board is interested in adding candidates who are acting operating executives (particularly current chief executives of other large public companies), or who have a strong technology background and in either case, a passion for building a transformative business on a global basis. Other factors include having members with international experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform, as well as various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. In addition, at least a majority of the Board must be independent as determined by the Board, consistent with its guidelines and New York Stock Exchange, or NYSE, listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act, as defined by the rules of the Securities and Exchange Commission, or SEC.

All potential candidates are interviewed by our Chief Executive Officer, our Board Chairperson and Governance Committee Chairperson, and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

CBRE – 2013 Proxy Statement   7

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Stockholders may recommend candidates to our Board. See “Corporate Governance—Stockholder Recommended Director Candidates” on page 11 for more information. Stockholders affiliated with Blum Capital Partners are entitled to nominate directors as set forth under “Related-Party Transactions—Related-Party and Other Transactions Involving Our Officers and Directors—Blum Capital” on page 51. The Company has agreed to nominate Mr. Boze, who is affiliated with ValueAct Capital, pursuant to a Nomination and Standstill Agreement as set forth under “Related-Party Transactions—Related-Party and Other Transactions Involving Our Officers and Directors—ValueAct” on page 51.

2013 Director Nominees

Recommendation:

The Board of Directors recommends that shareholders vote “FOR” all of the nominees.

Richard C. Blum

Age: 77

Director Since: July 2001

Independent Chairperson

CBRE Committees:	Executive (Chair)
Acquisition
Governance

Mr. Blum has been the Independent Chairperson of our Board since September 2001. He is the Chairman and a member of the Management Committee of Blum Capital Partners, L.P., a long-term strategic equity investment management firm that acts as general partner for various investment partnerships and provides investment advisory services, which he founded in 1975.

Qualifications, Attributes, Skills and Experience:

Mr. Blum has experience in the capital markets and securities business, and broad knowledge of our business through his many years of experience on our Board. He has experience serving as a director of other companies and he currently serves on the board of directors of Fairmont Raffles Holdings International Limited and Current Media, L.L.C. He previously served on the boards of directors of Glenborough Realty Trust Incorporated and URS Corporation. Mr. Blum holds a B.A. and an M.B.A. from the University of California, Berkeley.

Brandon B. Boze

Age: 32

Director Since: December 2012

CBRE Committees:	Audit

Mr. Boze is a Partner at ValueAct Capital, a privately owned investment firm. Prior to joining Value Act Capital in August 2005, Mr. Boze was an investment banker at Lehman Brothers, focused on power utilities and later technology mergers and acquisitions.

Qualifications, Attributes, Skills and Experience:

Mr. Boze brings to the Board experience in finance, strategy and mergers and acquisitions as well as deep knowledge of our business as a significant shareholder. Mr. Boze has previously served on the board of directors of Valeant Pharmaceuticals International. Mr. Boze holds a B.E. from Vanderbilt University and is a CFA charterholder.

Curtis F. Feeny

Age: 55

Director Since: December 2006

CBRE Committees:	Audit (Chair)
Governance

Mr. Feeny has been a Managing Director of Voyager Capital, a venture capital firm, since January 2000. From 1992 through 1999, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the Stanford University endowment, during which time the endowment’s assets under management grew from $1.5 billion to $9.0 billion.

Qualifications, Attributes, Skills and Experience:

Mr. Feeny brings broad knowledge of the commercial real estate industry from his service as an employee and later director of Trammell Crow Company. He also has broad experience counseling companies through growth, and experience in corporate finance matters. He previously served on the board of directors of Trammell Crow Company, which we acquired in 2006. Mr. Feeny holds a B.S. from Texas A&M University and an M.B.A. from Harvard Business School.

Bradford M. Freeman

Age: 71

Director Since: July 2001

CBRE Committees:	Governance (Chair)
Acquisition
Compensation

Mr. Freeman is a founding partner of Freeman Spogli & Co. Incorporated, a private investment company founded in 1983.

Qualifications, Attributes, Skills and Experience:

Mr. Freeman brings experience in the capital markets and securities business to the Board, in addition to his operating experience from running a large investment management company engaged in mergers and acquisitions, and a broad knowledge of our business through his many years of experience on our Board. Mr. Freeman is a member of the board of directors of Edison International. Mr. Freeman holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

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Michael Kantor

Age: 73

Director Since: February 2004

CBRE Committees:	Acquisition
Governance

Mr. Kantor has been a partner with the law firm of Mayer Brown LLP since March 1997. From 1993 to 1996, he served as the U.S. Trade Representative and from 1996 to 1997 as U.S. Secretary of Commerce.

Qualifications, Attributes, Skills and Experience:

Mr. Kantor brings to the Board many years of experience as a lawyer counseling companies and their boards of directors on corporate, mergers and acquisitions and governance issues. He also has extensive knowledge and experience in government and foreign markets, including Asia-Pacific, Europe and Latin America, where we have significant operations. Mr. Kantor is a member of the advisory board of directors of ING USA and a member of the international advisory board of Fleishman-Hillard. Mr. Kantor holds a B.A. from Vanderbilt University and a J.D. from Georgetown University.

Frederic V. Malek

Age: 76

Director Since: September 2001

CBRE Committees:	Compensation (Chair)
Audit

Mr. Malek has served as Chairman of Thayer Lodging Group, a sponsor of private hotel real estate investment trusts which he founded in 1993.

Qualifications, Attributes, Skills and Experience:

Mr. Malek has experience in real estate investment and a broad knowledge of our business from his many years of experience on our Board. He also brings to the Board operational experience as a former president of Marriott International, Inc., and is knowledgeable in corporate finance and experienced as an audit committee member. Mr. Malek is a member of the board of directors of Dupont Fabros Technology, Inc. He previously served on the boards of directors of Automatic Data Processing Corp., the Federal National Mortgage Association, Northwest Airlines Corporation and FPL Group, Inc. Mr. Malek holds a B.S. from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

Jane J. Su

Age: 49

Director Since: October 2006

CBRE Committees:	Compensation

Ms. Su is a partner and member of the Management Committee of Blum Capital Partners, L.P. Prior to joining Blum Capital Partners, L.P. in 2002, she was a principal of Banc of America Equity Partners—Asia from 1996 to 2000.

Qualifications, Attributes, Skills and Experience:

Ms. Su has experience in the capital markets and principal investment business, and brings to the Board a deep understanding of business in the Asia Pacific region, particularly China, which is a significant growth market for the Company. Ms. Su holds a B.A. from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Robert E. Sulentic

Age: 56

Director Since: December 2012

CBRE Committees:	Acquisition (Chair)
Executive

Mr. Sulentic has been our Chief Executive Officer since December 2012 and President since March 2010. He previously served as the President of our Development Services business from December 2006 to April 2011 and our Chief Financial Officer from March 2009 and our Group President from July 2009, each until March 2010. Mr. Sulentic was a member of our Board and Group President of Development Services, Asia Pacific and Europe, Middle East and Africa (EMEA) from December 2006 through March 2009. He was President and Chief Executive Officer of Trammell Crow Company from October 2000 through our acquisition of that company in December 2006 and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000.

Qualifications, Attributes, Skills and Experience:

Mr. Sulentic brings to the Board a significant operating background in the commercial real estate industry through extensive experience, previously with the Trammell Crow Company before its acquisition by us, and later with our Company in his capacities as Group President of several service lines, as our Chief Financial Officer, as Company President and now as CEO. Mr. Sulentic previously served on the board of directors of Trammell Crow Company from December 1997 through December 2006, including as its Chairman from May 2002 through December 2006. Mr. Sulentic is also a member of the board of directors of Staples, Inc. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

Laura D. Tyson

Age: 65

Director Since: March 2010

CBRE Committees:	Acquisition

Dr. Tyson has been the S.K. and Angela Chan Professor of Global Management at the Walter A. Haas School of Business, University of California, Berkeley since July 2008, and Professor of Business Administration there since January 2007. Dr. Tyson was previously Dean of the London Business School from January 2002 to December 2006 and Dean of the Walter A. Haas School of Business, University of California, Berkeley from July 1998 to December 2001, and was Professor of Business Administration and Economics there from January 1997 to June 1998. She previously served as National Economic Adviser to the President of the United States from February 1995 to December 1996, and was the first woman to Chair the White House Council of Economic Advisers, in which capacity she served from January 1993 to February 1995.

Qualifications, Attributes, Skills and Experience:

Dr. Tyson brings experience from serving on the boards of directors of complex global organizations, and is a noted economist who brings experience in government and broad macro-economic knowledge to our Board, including with respect to international economic issues. In February 2011, Dr. Tyson was appointed to President Obama’s Council on Jobs and Competitiveness. Dr. Tyson serves on the boards of directors of AT&T Inc., Morgan Stanley and Silver Spring Networks, Inc. She also serves on the boards of directors of MIT Corporation and the Peter G. Peterson Institute of International Economics. She previously served on the board of directors of Eastman Kodak Company. Dr. Tyson holds a B.A. from Smith College and a Ph.D. in Economics from the Massachusetts Institute of Technology.

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Gary L. Wilson

Age: 73

Director Since: September 2001

CBRE Committees:	Audit
Governance

Mr. Wilson is a private investor and General Partner of Manhattan Pacific Partners. He previously served as Chairman of Northwest Airlines Corporation from April 1997 to May 2007 and prior to that as its Co-Chairman from January 1991 to April 1997.

Qualifications, Attributes, Skills and Experience:

Mr. Wilson brings experience from serving on the boards of directors of complex global organizations, and has a broad knowledge of our business through his many years of experience on our Board. He also brings to the Board operational experience as a former chief financial officer of major public companies, including The Walt Disney Company and Marriott International, Inc., and is knowledgeable in corporate finance and experienced as an audit committee member. He is also a Trustee Emeritus of Duke University and a member of the Board of Overseers of the Keck School of Medicine of the University of Southern California. He previously served on the boards of directors of Northwest Airlines, Inc., The Walt Disney Company and Yahoo! Inc. Mr. Wilson holds a B.A. from Duke University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Ray Wirta

Age: 69

Director Since: September 2001

CBRE Committees:	Acquisition
Executive

Mr. Wirta has served as the Chief Executive Officer of The Koll Company since November 2009. Mr. Wirta served as our Chief Executive Officer from September 2001 to June 2005, and Chief Executive Officer of our predecessor company, CBRE Services, Inc, from May 1999 to September 2001. He also served as Chief Operating Officer from May 1998 to May 1999. Mr. Wirta served as a director and Non-Executive Chairman of Realty Finance Corporation and was previously the Chairman from May 2005 through August 2009. He also served as Interim Chief Executive Officer and President of that company from April 2007 to September 2007.

Qualifications, Attributes, Skills and Experience:

Mr. Wirta brings to the Board many years of experience in the commercial real estate industry, including a depth of knowledge about real estate investment management and development and operational experience in the Company’s business operations as our former chief executive officer. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. in International Management from Golden Gate University.

The following summarizes the independence and tenure of our 2013 nominees for director:

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CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and good corporate governance. Governance is a continuing focus at the Company, starting with the Board and extending to management and our employees. The Company is governed by a Board and committees of the Board that meet throughout the year.

GOVERNANCE HIGHLIGHTS

Corporate Governance	Compensation	Shareholder Rights
• 11 Director nominees	• Pay-for-performance driven compensation program	• Annual election of all Directors
• 10 independent Director nominees	• Recent say-on-pay vote of 93.9%	• Majority voting policy for Director elections
• Independent Audit, Compensation and Governance committees	• Stock ownership guidelines for Directors and executive officers	• Shareholder rights to call special meetings
• Independent Chairperson	• Prohibition of hedging or short-selling CBRE stock	• No poison pill takeover defense plans
• Regular executive sessions of independent Directors
• Risk oversight by the Board and its key committees
• Annual Board and committee self-evaluations
• Directors attended at least 75% of meetings
• Robust Standards of Business Conduct and governance policies

Process for Selecting Director Candidates

The Governance Committee identifies and evaluates potential candidates and recommends candidates to the Board for nomination. For greater detail about the criteria for director candidates and the nomination process, see “Proposal 1—Election of Directors—Director Nomination Criteria: Qualifications, Skills and Experience”.

Stockholder Recommended Director Candidates

If you would like to recommend a candidate for possible inclusion in our 2014 proxy statement, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California 90025, by registered, certified, or express mail and provide the required information as described below. The Governance Committee may consider director candidates recommended by stockholders in accordance with the criteria for director selection described under “Director Nomination Criteria: Qualifications, Skills and Experience”. Stockholders who wish to nominate directors directly at an annual meeting should follow the instructions under “Submission of Stockholder Proposals and Board Nominees”.

Director Independence

Pursuant to our Corporate Governance Guidelines and the listing rules of the NYSE, the Board must consist of at least a majority of independent directors. In addition, all members of the Audit Committee, Compensation Committee and Governance Committee must be independent directors as defined by the Company’s Corporate Governance Guidelines and the listing rules of the NYSE. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which generally provides that they may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit Committee or any other committees of the Board, or (2) be an affiliated person of ours.

The Board regularly conducts a review of possible conflicts of interest and related party transactions through the use of questionnaires and diligence conducted by the Company. This review included consideration of the investments and agreements described under “Related-Party Transactions”. As a result, the Board has determined that 91% of its members (all of our non-employee directors) are independent in accordance with NYSE listing standards and CBRE’s Categorical Independence Standards.

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Independent Director Meetings

Our non-management directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chairperson of the Board, who is a non-management director, presides over executive sessions of the Board.

Majority Voting to Elect Directors

Our Board has adopted a policy to require majority voting for directors in uncontested director elections. Our Corporate Governance Guidelines require that directors tender their resignation upon failure to achieve a majority vote in an uncontested director election. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then consider such resignation, taking into account the Governance Committee’s recommendation and announce publicly within 90 days its decision of whether to accept or reject the resignation.

Director Resignation Policy

Our Corporate Governance Guidelines require that directors tender their resignation upon a change of employment. The Governance Committee would then consider whether such change in employment has any bearing on the director’s ability to serve, the Board’s goals regarding Board composition, and any other factors considered appropriate and relevant. The Board would then determine whether to accept or reject such resignation.

Board Structure and Leadership

Our Board currently consists of 11 directors. All of our directors are elected at each annual meeting of stockholders and hold office until the next election. The Board has authority under our Second Amended and Restated By-laws, or By-laws, to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

We have separated the roles of Chief Executive Officer and Chairperson of the Board since 2001 in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction and the day-to-day leadership and performance of the Company, while the Chairperson, who is independent of management, provides oversight and guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.

Board Risk Management

Oversight of Risk

•

The Board oversees risk management

•

Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function

•

Company management is charged with managing risk through rigorous internal processes and strong internal controls

The Board regularly reviews information regarding the Company’s credit, liquidity, operations and significant corporate and capital market transactions, as well as the risks associated with each. The Board determined in early 2010 that it would maintain direct oversight over the Company’s enterprise risk management process rather than delegating this function to a committee. The Company maintains an executive risk committee comprised of its Chief Risk Officer and several other key senior executives responsible for identifying, assessing and managing the Company’s most significant risks. This committee reports to the Board, with a detailed presentation given in connection with the Board’s annual General Counsel’s report. Certain risks that are determined to be best managed directly by the Board versus management or that are in areas specific to a particular Board committee are monitored and overseen at the Board committee level.

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•

The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. For additional information regarding the Compensation Committee’s assessment of our compensation-related risk, please see “Compensation Discussion and Analysis—Risk Management Policies” on page 29.

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The Audit Committee oversees management of risks related to our financial reports, record-keeping and potential conflicts of interest.

•

The Governance Committee manages risks associated with the independence of the Board and the composition of our Board and its committees.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee chair reports about such risks. These reports are presented at every regularly scheduled full Board meeting.

Succession Planning

The Board periodically reviews management succession and development plans with the CEO. These plans include CEO succession in the event of an emergency or retirement, as well as the succession of each of the CEO’s direct reports and other employees critical to our continued operations and success.

Board Meetings and Committees

The Board held seven meetings during the past fiscal year to review significant developments, engage in strategic planning, and act on matters requiring Board approval. Each incumbent director attended an aggregate of at least 75 percent of the Board meetings and the meetings of committees on which he or she served, during the period that he or she served in 2012.

The Board has five standing committees which met during fiscal 2012: the Acquisition Committee, Audit Committee, Compensation Committee, Governance Committee and Executive Committee. The following table describes the current members of each of the committees of the Board and the number of meetings held during fiscal year 2012:

Director	Board	Acquisition	Audit	Compensation	Governance	Executive
Richard C. Blum	CHAIR					CHAIR
Brandon B. Boze(1)
Curtis F. Feeny			CHAIR
Bradford M. Freeman					CHAIR
Michael Kantor
Frederic V. Malek				CHAIR
Jane J. Su
Robert E. Sulentic(2)		CHAIR
Laura D. Tyson
Gary L. Wilson(3)
Ray Wirta
Number of Meetings	7	0(4)	8	3	3	0(4)

(1)

Mr. Boze was appointed to the Board effective December 21, 2012 and was appointed to the Audit Committee on February 14, 2013.

(2)

Mr. Sulentic was appointed to the Board effective December 1, 2012 and was appointed to the Acquisition and Executive Committees on February 14, 2013.

(3)

Mr. Wilson was appointed to the Governance Committee on February 14, 2013.

(4)

Our Acquisition Committee did not hold any formal meetings in 2012, but acted twice by unanimous written consent and our Executive Committee did not hold any formal meetings in 2012, but acted twice by unanimous written consent.

Each of these committees is composed entirely of directors who have been determined by the Board to be independent under current NYSE standards, except for Mr. Sulentic. Each committee operates under a charter approved by the Board setting out the purposes and responsibilities of the committee and which are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. In accordance with the Corporate Governance Guidelines, the Board and each of the Compensation Committee, Audit Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing the effectiveness of the Board and its committees. The responsibilities of all of the committees of the Board are described below.

Acquisition Committee —The Acquisition Committee oversees and takes actions with respect to acquisitions, investments and dispositions for the Company, including reviewing and recommending acquisition strategies and investigating acquisition candidates. In addition, the Acquisition Committee reviews and approves certain merger, investment and acquisition transactions or reviews and recommends such transactions to the full Board.

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Audit Committee —The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; the Company’s compliance with legal and regulatory requirements; and the audit of the Company’s financial statements. Among other things, the Audit Committee: (1) retains, compensates, oversees and terminates the independent auditor and evaluates its independence and performance; (2) approves all audit and any non-audit services performed by the independent auditor; (3) reviews the results of the independent audit and internal audits; (4) reviews the independent auditors’ report describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review or any inquiry by governmental authorities; (5) reviews financial statements and releases and guidance provided to analysts and rating agencies; and (6) establishes procedures to handle complaints regarding accounting, internal controls or auditing matters.

All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Our Board has determined that Messrs. Boze, Feeny, Malek and Wilson meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and that they have the requisite accounting, related financial management and/or other relevant expertise, as described under “2013 Director Nominees” beginning on page 8.

Compensation Committee —The Compensation Committee oversees the development and administration of the Company’s executive compensation policies, plans and programs, including reviewing and approving compensation of our executive officers and any contracts or arrangements with our executive officers. In addition, the Compensation Committee reviews the performance of our executives, including our CEO. All of the members of the Compensation Committee are independent within the meaning of the listing standards and rules of the NYSE. For additional information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

Governance Committee —The Governance Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for service on the Board, and making recommendations to the Board regarding corporate governance matters and practices, including as to director compensation and directors and officers liability insurance. In addition, the Governance Committee reviews and consults with our CEO regarding selection of officers and management succession planning. All of the members of the Governance Committee are independent within the meaning of the listing standards and rules of the NYSE.

Executive Committee —The Executive Committee implements policy decisions of the Board and is authorized to act on the Board’s behalf between meetings of the Board, including the approval of transactions that do not exceed dollar thresholds established by the Board.

Board Attendance at Annual Meeting of Stockholders

While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board strongly encourages all directors to attend all annual meetings of stockholders. At the 2012 annual meeting of stockholders on May 8, 2012, all of our directors attended in person.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the table above. None of Messrs. Malek and Freeman or Ms. Su have ever been an officer or employee of our Company or any of our subsidiaries. During 2012, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board.

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Director Compensation

Our director compensation policy for 2012 provided for the following annual compensation for each of our non-employee directors:

•

a $75,000 annual cash retainer;

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an additional cash payment of $1,000 per committee meeting attended; and

•

a restricted stock unit grant for a number of shares equal to $75,000 divided by the fair market value of our common stock on the date of grant, which vest in full on the earlier of the one-year anniversary of grant or the next annual meeting.

The chairperson of the Audit Committee received an additional annual cash retainer of $15,000, and the chairpersons of the Governance Committee and Compensation Committee received additional annual cash retainers of $10,000 each.

Our non-employee directors are eligible to defer their compensation through our Deferred Compensation Plan, as described under “Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 47. We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Our employee directors do not receive any fees for attendance at meetings or for their service on our Board.

The Board also has adopted stock ownership guidelines for non-employee directors. A description of our stock ownership guidelines for directors can be found under “Corporate Governance—Stock Ownership Guidelines” on page 16.

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2012 by each non-employee director for their Board and committee service. Robert E. Sulentic, who is our President and Chief Executive Officer, is not compensated for his role as a director. Compensation information for Mr. Sulentic is described beginning on page 23 under “Compensation Discussion and Analysis” and page 42 under “Executive Compensation.” For stock and option awards, the dollar amounts set forth in the table below reflect the aggregate grant date fair value for awards granted during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard C. Blum	82,009	74,991	—	—	157,000
Brandon B. Boze(4)	28,767	28,753	—	—	57,520
Curtis F. Feeny	105,009	74,991	—	—	180,000
Bradford M. Freeman(5)	95,009	74,991	278	—	170,278
Michael Kantor	82,041	74,991	—	—	157,032
Frederic V. Malek	100,009	74,991	—	—	175,000
Jane J. Su	82,009	74,991	—	—	157,000
Laura D. Tyson	79,009	74,991	—	—	154,000
Brett White(6)	32,877	32,868	—	—	65,745
Gary L. Wilson	87,009	74,991	—	—	162,000
Ray Wirta	79,036	74,991	—	—	154,027

(1)

Includes fees associated with the annual Board service retainer, attendance at committee meetings and chairing a Board committee. With respect to cash fees earned, our non-employee directors may elect to receive, in lieu of cash payments, shares of our common stock in like amounts based on the closing price on the date that the fees first become eligible to be received in stock.

(2)

This represents the grant date fair value under Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”), Topic 718, Stock Compensation, of all restricted stock units granted to the directors during 2012. See Note 2 “Significant Accounting Policies” and Note 15 “Employee Benefit Plans” to our consolidated financial statements as reported on Form 10-K for the year ended December 31, 2012 for a discussion on the valuation of our stock awards.

(3)

Each of Ms. Su and Dr. Tyson and Messrs. Blum, Feeny, Freeman, Kantor, Malek, Wilson and Wirta was awarded 4,273 restricted stock units pursuant to our annual director compensation policy, valued at the fair market value of our common stock of $17.55 per share on the award date of May 8, 2012, for a total value of $74,991.

(4)

Mr. Boze was appointed to the Board effective December 21, 2012 and received (i) a prorated annual retainer pursuant to our non-employee director compensation policy and (ii) 1,464 prorated restricted stock units pursuant to our annual director compensation policy, valued at the fair market value of our common stock of $19.64 per share on the award date of December 21, 2012, for a total value of $28,753.

(5)

Pursuant to our Deferred Compensation Plan, our non-employee directors are eligible to defer their director fees as described under “Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 47. In August 2012, Mr. Freeman deferred a total of $88,000 of his 2012 cash compensation. For the period from deferral through September 2012, Mr. Freeman’s deferred account balance accrued interest at an annualized rate of 3.93% and for the period from October 1, 2012 through December 2012, his deferred account balance accrued interest at an annualized rate of 3.65%. His total accrued interest for 2012 was $1,102. In accordance with SEC rules regarding above-market interest on non-qualified deferred compensation, $278 of Mr. Freeman’s total accrued interest for 2012 is considered to be compensation and is shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column based on a comparison to the 120% long-term quarterly applicable federal rate for the months when the interest was set.

(6)

Mr. White was our Chief Executive Officer until November 30, 2012. Accordingly, Mr. White did not receive separate compensation for his Board service during that period. Mr. White became a non-employee director effective December 1, 2012 and received (i) a prorated annual retainer pursuant to our non-employee director compensation policy and (ii) 1,752 prorated restricted stock units pursuant to our annual director compensation policy, valued at the fair market value of our common stock of $18.76 per share on the award date of December 3, 2012, for a total value of $32,868. Mr. White resigned from the Board on January 24, 2013 and these restricted stock units were forfeited on that date.

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Corporate Governance Guidelines and Code of Ethics

Our Board has adopted a Standards of Business Conduct applicable to our directors, officers and employees, and a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. In addition, the Board has adopted Corporate Governance Guidelines, which set forth a framework within which the Board, assisted by its Committees, directs the affairs of the Company.

Other key governance policies include:

•

Policy Regarding Transactions with Interested Parties. Our Board has adopted a related party transactions and corporate opportunities policy to review potential conflicts of interest among directors and officers. See “Related-Party Transactions—Review and Approval of Transactions with Interested Persons” on page 52.

•

Whistleblower Policy. We have a Whistleblower Policy that directs the Audit Committee to investigate complaints (received directly or through management) regarding:

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deficiencies in or noncompliance with our internal accounting controls or accounting policies;

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circumvention of our internal accounting controls;

–

fraud in the preparation or review of our financial statements or records;

–

misrepresentations regarding our financial statements or reports;

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violations of legal or regulatory requirements; and

–

retaliation against whistleblowers.

•

Equity Award Policy. Our Board has adopted a policy to ensure that equity awards issued under our equity incentive plans are made on a regular annual schedule, absent unusual and compelling circumstances, and duly approved by our independent Compensation Committee. Our management equity grants are made every year at the Compensation Committee meeting that falls in or closest to the month of September. In addition, the grant date and grant date fair market value cannot precede the date on which the Compensation Committee actually approves the award.

All of these policies are available on our website and in print upon written request to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com.

Stock Ownership Guidelines

Our Board is committed to director and senior management stock ownership. In order to better align the interests of our Board members and senior management with the interests of our stockholders, the Board has adopted Stock Ownership Guidelines for non-employee directors and the Compensation Committee has adopted Executive Officer Stock Ownership Guidelines that are applicable to all Section 16 officers, including the executive officers named in this Proxy Statement.

Executive Officers. Depending on their positions, our executive officers have target minimum common stock ownership levels of three to five times their annual base salaries. At any time an executive officer’s equity holdings do not satisfy these guidelines, depending on his or her position, the executive must retain 75% to 100% of the shares remaining after payment of taxes and exercise price upon exercise of stock options or upon the vesting of restricted stock, as applicable. Shares counting toward achievement of the guidelines include: shares owned outright (either directly or indirectly), vested restricted stock units, and allocated shares in other Company benefit plans. Unexercised outstanding stock options (whether or not vested) and unvested/unearned restricted and performance shares do not count toward the guidelines.

Non-Employee Directors. Each non-employee director has a target minimum common stock ownership level of five times the value of the annual stock grants made by the Company to these non-employee directors pursuant to its then current director compensation plan. At any time these guidelines are not satisfied, the director must retain the shares remaining after payment of taxes and exercise price upon exercise of stock options or upon the vesting of restricted stock, as applicable. Shares counting toward achievement of the guidelines include: shares owned outright by the director (either directly or beneficially, e.g., through a family trust) and vested restricted stock or restricted stock units. Shares that do not count toward achievement of the guidelines include: (a) shares held by mutual or hedge funds in which the non-employee director is a general partner, limited partner or investor; (b) unexercised outstanding stock options (whether or not vested); (c) unvested/unearned restricted stock or restricted stock units; and (d) shares transferred to a non-employee director’s employer pursuant to such firm’s policies.

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Sustainability

It is a priority for the Company to operate in an environmental and socially responsible manner. We continue to work to embed sustainability into every aspect of how we approach our business. In addition, our strong pay for performance philosophy rewards our executives in a way that motivates them to operate the Company’s business in a profitable and sustainable manner. To learn more about our sustainability efforts, please view our Corporate Responsibility Report on the About Us page of our website at www.cbre.com.

Communications with the Board

Stockholders and other interested parties may write to the Chairperson of the Board (who acts as the lead independent director), the entire Board or any of its members at CBRE Group, Inc., c/o Laurence H. Midler, General Counsel and Secretary, 11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California 90025. Stockholders and other interested parties also may e-mail the Chairperson, the entire Board or any of its members c/o larry.midler@cbre.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.

The General Counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chairperson, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will not be forwarded to the Chairperson or any other director. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairperson or any other director.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. If our General Counsel determines that providing a response on behalf of the Board is appropriate, we gather any information and documentation necessary for answering the inquiry and provide the information and documentation as well as a proposed response to the appropriate directors. We also may attempt to communicate with the stockholder for any necessary clarification. Our General Counsel (or his designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.

Submission of Stockholder Proposals and Board Nominees

If you would like to recommend a candidate for possible inclusion in our 2014 proxy statement or bring business before our annual meeting of stockholders in 2014, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California 90025, by registered, certified, or express mail and provide the required information as described below.

Stockholder Proposals for Inclusion in the 2014 Proxy Statement. Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in the Company’s proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on November 28, 2013. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

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Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2014 Annual Meeting. In addition, our By-laws provide that a stockholder may bring business before our annual meeting if it is appropriate for consideration at an annual meeting and is presented properly for consideration. If a stockholder wishes to bring business to a meeting for consideration under the By-laws rather than under SEC Rule 14a-8, the stockholder must give the Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our By-laws dealing with stockholder proposals. In addition, any stockholder is entitled to nominate one or more persons for election as directors. The notice of your proposal or director nomination must be delivered to or mailed and received at the address set forth above no later than February 10, 2014 and no earlier than January 9, 2014, unless our 2014 annual meeting of stockholders is to be held more than 30 days before or more than 70 days after May 9, 2014, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2014 annual meeting and not later than the close of business on the later of the 90th day prior to the 2014 annual meeting or the 10th day after public announcement of the date of the 2014 annual meeting is first made. The requirements for such stockholder’s notice are set forth in our By-laws, which are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

All candidates nominated by a stockholder pursuant to the requirements above will be submitted to the Governance Committee for its review, which may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with this process will be notified of the Governance Committee’s decision.

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PROPOSAL 2    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013. During 2012, KPMG LLP served as our independent accountants and reported on our consolidated financial statements for that year.

We expect that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

Recommendation:

The Board of Directors recommends that shareholders vote “FOR” ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

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AUDIT AND OTHER FEES

The following table shows the fees for audit and other services provided by KPMG LLP for the fiscal years ended December 31, 2012 and 2011 (in millions):

	Fiscal 2012	Fiscal 2011
Audit Fees	$6.8	$7.1
Audit-Related Fees	1.7	1.6
Tax Fees	7.3	1.1
All Other Fees	—	—
TOTAL FEES	$15.8	$9.8

A description of the types of services provided in each category is as follows:

Audit Fees—Includes audit of our annual financial statements, review of our quarterly reports on Form 10-Q, statutory audits, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes audits of our employee benefit plans, financial due diligence in connection with acquisitions, and accounting consultations related to generally accepted accounting principles, or GAAP, and the application of GAAP to proposed transactions.

Tax Fees—Includes tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

None of the services described above were approved by the Audit Committee pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Report

The Audit Committee is comprised of four directors, each of whom is independent under NYSE rules and applicable securities laws. The Board of Directors has determined that each member of the Audit Committee is financially literate as required under NYSE rules, and is an audit committee financial expert as described under “Corporate Governance—Audit Committee” on page 14. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

The Audit Committee assists the Board in fulfilling its responsibilities to stockholders with respect to our independent auditors, our corporate accounting and reporting practices, and the quality and integrity of our financial statements and reports. The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent auditors. In addition, the Audit Committee reviews all potential related-party transactions involving our directors and executive officers.

The Audit Committee discussed with our independent auditors the scope, extent and procedures for the fiscal 2012 audit. Following completion of the audit, the Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and an assessment of the work of the independent auditors.

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The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with GAAP. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, discussed with the independent auditors their independence from us and our management, and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

In addition, the Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. The Audit Committee approved establishment of an ethics and compliance program in 2004 and receives periodic reports from the Chief Compliance Officer regarding that program.

Audit Committee

Curtis F. Feeny, Chair

Brandon B. Boze

Frederic V. Malek

Gary L. Wilson

Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit Committee is not incorporated into any such filings.

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PROPOSAL 3    ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Executive compensation is an important matter for the Company and its stockholders. This proposal provides our stockholders with the opportunity to cast an advisory vote on our named executive officer compensation.

As described in detail in the Compensation Discussion and Analysis section of this Proxy Statement, beginning on page 23, the primary goal of our executive compensation program is the same as our goal for operating the Company -- to create sustainable, long-term growth through excellence in our operating performance, thereby creating value for our stockholders. To achieve this goal, we have designed an executive compensation program based on the following principles:

•

Paying for performance – A significant portion of each executive’s potential compensation is “at risk”, with incentive programs tied to financial and strategic performance measures. The financial measures may be at the corporate level, or based on a combination of corporate and business unit performance, depending on the executive position.

•

Alignment with the interests of stockholders – Equity awards and promoting stock ownership align our executives’ financial interests with those of our stockholders.

•

Attracting and retaining top talent – The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives.

•

Being transparent and reflecting best practices in corporate governance when establishing executive compensation.

Our Board is committed to excellence in governance and recognizes the interest of our stockholders in the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve an advisory resolution on the compensation of the named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our 2012 executive compensation program and policies for the named executive officers through the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, is hereby approved on an advisory basis.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

The Board has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, the next “say on pay” vote will occur at our annual meeting of stockholders in 2014.

Recommendation:

The Board of Directors recommends that shareholders vote “FOR” the resolution to approve named executive officer compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, provides you with detailed information regarding the material elements of compensation paid to our executive officers, including the considerations and objectives underlying our compensation policies and practices. Although our executive compensation program is generally applicable to each of our executive officers, this CD&A focuses primarily on the program as applied to the following executives:

Robert E. Sulentic	President and Chief Executive Officer
Brett White	former Chief Executive Officer
Gil Borok	Executive Vice President and Chief Financial Officer
Michael J. Lafitte	Global President, CBRE Services*
James R. Groch	Executive Vice President and Chief Investment Officer
Calvin W. Frese, Jr.	Chief Executive Officer—Americas
* Mr. Lafitte was named our Chief Operating Officer in February 2013.

2012 Executive Summary

Business Highlights

CBRE delivered strong operating results in 2012, despite fiscal uncertainties in the U.S., ongoing sovereign debt issues in Europe, slowing growth in China and consequent uneven economic performance globally. Some business highlights are as follows:

•

We achieved record annual revenue for the Company of $6.5 billion, with net income of $315.6 million, up 32% from 2011 and adjusted EBITDA of $918.4 million, up 14% from 2011.(3)

•

Our adjusted EBITDA margin was 14%, the highest among our global competitors who report this number, and our adjusted EBITDA and earnings were the highest for the Company since 2007.(4)

(3)

For information on where to find supplemental financial data and a corresponding reconciliation of adjusted EBITDA to net income computed in accordance with U.S. GAAP, see footnote 2 in the Proxy Summary Information section on page 2.

(4)

For supplemental financial data and a corresponding reconciliation of adjusted EBITDA margin to net income margin computed in accordance with U.S. GAAP, see footnote 2 in the Proxy Summary Information section on page 2.

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•

We saw strong contributions from across our business, including:

–

Americas business—Strong first half and fourth quarter performances, driven by investment sales, commercial mortgage brokerage and outsourcing services.

–

Global Corporate Services—Strengthened our position as a leading provider globally of commercial real estate outsourcing services to occupiers with 89 new contracts, 95 renewed contracts and 56 expansions, each a Company record.

–

Global Investment Management—After integrating the ING real estate investment management business acquired in 2011, our CBRE Global Investors business finished the year with $92.0 billion of assets under management, $483.4 million in revenues, and EBITDA of $96.4 million.(5)

•

We were again the highest ranked commercial real estate services company among the Fortune Most Admired Companies, and the leading commercial real estate brand for the 11th consecutive year in the Lipsey & Company annual survey.

•

We were named Global Real Estate Advisor of the Year by Euromoney.

•

We were ranked fourth overall in the International Association of Outsourcing Professionals’ top 100 global outsourcing companies across all industries, and the highest ranked commercial real estate services and investment company.

Executive Compensation Highlights

While the Company’s overall financial and operational performance was strong in 2012, our financial performance was slightly below the ambitious operating plan approved by our Board at the beginning of the year, although our Americas business performed well above plan. Historically, our Board has set aggressive targets to achieve strategic growth and increase shareholder value. Our financial plan is set to achieve our stockholder’s expectations of growth in profits each year. Consequently, our financial performance plan for 2012 reflected continued solid growth. We slightly missed our ambitious internal growth target primarily due to underperformance in our EMEA business, which has been affected by continuing sovereign debt issues in Europe, and to a lesser extent in Asia Pacific mostly as a result of a slowing economy in China, which has become a global engine of economic growth.

Because our pay philosophy, as described below, emphasizes pay for performance through variable compensation, the 2012 total compensation for each of our named executive officers was generally flat or lower compared to 2011, except for those officers who benefitted more directly from strong performance in our Americas business. See the “Summary Compensation Table” on page 42 for more information.

(5)

For supplemental financial data and a corresponding reconciliation of segment EBITDA to segment net income computed in accordance with U.S. GAAP, see Note 21 of the Notes to Consolidated Financial Statements set forth in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 1, 2013.

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Summarized below are the key components of our executive compensation program and the rationale for the decisions made by the Board’s Compensation Committee (which we shall refer to in this CD&A as the Committee) with respect to our executive compensation program for the named executive officers for 2012:

Compensation Component	Description and Purpose	2012 Committee Actions
Base Salary

•

Provides a minimum level of fixed compensation necessary to attract and retain senior executives.

•

Set at a level that recognizes the skills, experience, leadership and individual contribution of each executive as well as the scope and complexity of the executive’s role.

•

In 2012, the Committee increased base salary for:

–

Brett White, our then-Chief Executive Officer, by $125,000, to better align his compensation with comparable market positions.

–

Gil Borok, our Chief Financial Officer, by $40,000 to better align his compensation with our other executive officers and comparable market positions for CFOs of his experience.

•

The Committee did not adjust base salaries for our other named executive officers.

Annual Performance Awards

•

Variable cash incentive opportunity tied to achievement of corporate and individual objectives.

•

The primary financial performance measure used to determine the majority of each executive’s earned bonus is adjusted EBITDA measured at the global level, and, for each of our global business units, measured at the business unit level.

•

Each executive has a target cash performance award opportunity. Actual awards earned can range from 0 to 200% of target.

•

Global adjusted EBITDA was $918.4 million, which was below target by 3.8%. Americas adjusted EBITDA was $658.9 million, which was above target by 5.3%, while adjusted EBITDA for our other largest business units was flat or below their targets.

•

As a result, most of our named executives officers were paid performance awards below target level.

•

In addition, the following executives saw increases to their performance award targets:

–

Brett White, our then-Chief Executive Officer, by $250,000.

–

Gil Borok, our Chief Financial Officer, by $75,000.

–

Michael J. Lafitte, our then-Global President, CBRE Services, by $55,000.

•

These 2012 adjustments were designed to better align compensation with our other executive officers and/or comparable market positions.

Long-Term Incentives	• Annual grants of restricted stock units intended to align the interests of our executives with those of stockholders, and support executive retention objectives.

•

In 2011, the actual awards for participants in our annual management equity grant program (excluding our named executive officers) were reduced by 10% from the target amounts in order to manage the dilutive impact of grants that year. In 2012, equity awards under this program were restored to their full target amounts.

•

In addition, in 2012, the Committee increased the annual equity awards for:

–

Brett White, our then-Chief Executive Officer, by $625,000, of which he received 50% in accordance with his Transition Agreement as part of his retirement arrangement.

–

Gil Borok, our Chief Financial Officer, by $150,000.

–

Michael J. Lafitte, our then-Global President, CBRE Services, by $400,000.

–

James R. Groch, our Chief Investment Officer, by $90,000.

•

These 2012 adjustments for the executive officers named above were designed to better align these officers’ compensation with our other executive officers and comparable market positions. In addition, Mr. Lafitte’s adjustment was intended to reflect his expanded executive role within the Company.

In 2012, we saw important changes in our senior management after the retirement announcement of our then-chief executive officer, Brett White. As a result, Messrs. Sulentic and Lafitte saw material increases in their global responsibilities. Mr. Lafitte was promoted to Global President, CBRE Services in July 2012 and Mr. Sulentic was promoted to Chief Executive Officer in December 2012. Despite these significant promotions, the Committee determined not to make further compensation changes until its annual review in February 2013, except for changes to equity awards for Messrs. Lafitte and Groch as described above. These changes are discussed in more detail later in this CD&A under the heading “Changes to our Compensation Program in 2013” on page 36.

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Corporate Governance Highlights

Specific Compensation and Corporate Governance Policies and Practices
• Independence

We have a Compensation Committee that is 100% independent. The Committee engages its own compensation consultant and affirms each year that the consultant has no conflicts of interest and is independent.

• No Hedging

We have a policy prohibiting all employees, including the named executive officers and members of our Board, from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, and collars) designed to hedge or offset any decrease in the market value of our equity securities.

• Stock Ownership Guidelines

We have stock ownership requirements for directors and our named executive officers that require retention of threshold amounts of the net shares acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock until required ownership levels are met.

• Equity Award Policy

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process, including timing and value of awards. The Equity Award Policy sets the timing of our annual equity grants to management and imposes stringent controls around any award made outside of the normal cycle.

• Change of Control Payments	We do not have agreements that provide immediate change of control payments to any of our named executive officers.
• No Perquisites

Our named executive officers receive no perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as typical expatriate benefits and Company-provided vehicles.

• No Tax Gross-Ups	We generally do not provide tax gross-ups to our named executive officers.

Philosophy and Objectives of Our Executive Compensation Program

Compensation plays a vital role in supporting short- and long-term business objectives that ultimately drive long-term business success. We believe our compensation programs should focus our executives on creating long-term and sustainable stockholder value. As a result, we reward our executives for annual and long-term business performance, based on global and/or business unit financial performance, as well as progress against individual strategic performance measures.

The Committee establishes and administers the Company’s executive compensation program. The primary objectives set by the Committee through our executive compensation program are to attract and retain accomplished and high-potential executives and to motivate those executives to consistently achieve short- and long-term goals that will create sustainable improvements in stockholder value. These short- and long-term compensation incentives are designed to:

•

Link pay to performance—We place a significant portion of each executive officer’s potential compensation “at risk”, with incentive programs tied to financial and strategic performance measures. The financial measures may be at the corporate level, or based on a combination of corporate and business unit performance, depending on the executive position. Depending on achievement of these financial and strategic measures, the resulting payout could be above, at or below target amounts. Our long-term incentives also have a performance component in that the ultimate value of those incentives are tied to our stock price over time.

•

Align the interests of our executives with those of our stockholders—We seek to instill a sense of ownership in the Company through annual equity-based awards and executive stock ownership guidelines. Equity awards align an executive’s financial interests with those of our stockholders by creating incentives to preserve and increase shareholder value.

•

Attract and retain top leadership talent—To successfully execute our business strategy, we must attract and retain top talent in our industry. This requires us to provide our executives with compensation opportunities at a level commensurate with other organizations competing for their talents. Our named executive officers have, on average, approximately 19 years of experience with CBRE (including companies we have acquired).

•

Be transparent and reflect best practices in corporate governance—In addition to implementing compensation programs that are easily understood and tracked, we have adopted specific policies and practices that are designed to further align executive compensation with long-term stockholder interests as described on this page under “Corporate Governance Highlights” .

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How We Make Compensation Decisions

Our Compensation Committee

Each year, the Committee determines the appropriate target levels of various compensation components for each executive officer, based on factors the Committee may deem relevant in its own business judgment. Key factors the Committee may consider in any given year include:

•

Industry and market conditions

•

Corporate and business unit financial performance

•

Corporate performance relative to competitors

•

Individual factors, including: performance and expectations, responsibilities, experience, retention risk, succession planning, prior compensation, and positioning among other senior executives

•

Overall effectiveness of the program in achieving, measuring and rewarding desired performance levels

•

The results of our annual stockholder advisory vote on executive compensation

•

Advice from the Committee’s independent compensation consultant

•

Market compensation data among comparable companies

•

Current and evolving practices and trends among comparable companies

These factors may vary from year to year based upon the Committee’s subjective business judgment reflecting their collective experience. Upon setting target compensation levels, the Committee then reviews the Board-approved annual operating plan and related strategy and objectives, and uses this information to establish annual financial and strategic performance goals for each of our executive officers. At year-end, individual levels are measured relative to these goals.

Our Chief Executive Officer (CEO)

Our Chief Executive Officer meets with the Committee and its independent compensation consultant to provide perspective about the Company and its industry that may be helpful in conducting an accurate survey of relevant market data from time to time. In addition, our Chief Executive Officer makes recommendations on non-CEO executive compensation, reviews the consultant’s report to the Committee, and provides the Committee with commentary on portions of the report. He also attends, at the invitation of the Committee, meetings when the performance of the executive officers who report directly to him and other applicable executive officers are discussed. During these meetings, he provides an assessment of their performance and recommends a payout of some or all of the compensation opportunity for each of his direct reports. The Committee makes all ultimate compensation decisions, incorporating both the feedback from its independent consultant and our Chief Executive Officer. Our Chief Executive Officer does not attend discussions where his performance is evaluated or his compensation is set.

The Committee’s Independent Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant. FW Cook reports directly to the Committee. FW Cook prepares analyses for the Committee based on its review of market data it believes to be relevant, including compensation levels at, and financial performance of, a comparator group of companies identified for the relevant period. FW Cook also meets with the Committee and with management to solicit input on job scope, performance, retention issues and other factors it views as relevant. FW Cook then prepares reports to the Committee with respect to management recommendations as to compensation opportunities of the applicable executive officers, and the reasonableness of such recommendations. The Governance Committee also engages FW Cook from time to time to advise it on non-employee director compensation.

FW Cook has not provided any services for us other than the services it provided to the Committee (and to the Governance Committee with respect to advice on non-employee director compensation). After considering, among other things, the other factors described elsewhere in this Proxy Statement with respect to FW Cook’s work for the Committee and (i) the absence of any business or personal relationship between FW Cook and any member of the Committee or any of our executive officers, (ii) the fact that FW Cook does not trade in our stock, (iii) FW Cook has an Independence Policy that is reviewed annually by FW Cook’s Board of Directors, and (iv) FW Cook’s policy of proactively notifying the Committee chair of any potential or perceived conflicts of interest, the Committee has concluded that FW Cook is independent and its work does not raise any conflict of interest.

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Comparative Market Data

We seek to offer total compensation competitive with the market in which we compete for executive talent. For some positions, this market is broader than the commercial real estate services industry in which we operate. Accordingly, the Committee periodically reviews comparator company compensation data, general industry compensation survey data and recommendations from the Committee’s independent compensation consultant to get a general sense of whether our executive compensation is reasonable and competitive. For certain executives, the Committee examines target compensation levels against business services sector comparators and a broad group of non-manufacturing companies, including our most comparable public company competitors. This group changes from time to time and in 2012 consisted of the following companies:

AECOM Technology Corporation	Jones Lang LaSalle Incorporated
Aon Corporation	Kelly Services, Inc.
EMCOR Group, Inc.	Robert Half International Inc.
Fidelity National Financial, Inc.	The Shaw Group Inc.
First American Financial Corporation	Unisys Corporation
Fiserv, Inc.	URS Corporation
Foster Wheeler AG	Willis Group Holdings Public Limited Company
The Interpublic Group of Companies, Inc.	XL Group plc

The identified group of companies includes business services companies outside our industry, with stature, size and complexity that are generally similar to our own, in recognition of the fact that competition for senior management talent is not limited to our industry.

The Committee considers market compensation data it believes to be reliable when establishing executive compensation targets only for relevant officers. For example, as one factor in setting compensation targets for our Chief Executive Officer and Chief Financial Officer, the Committee examines data for comparable positions in the comparator group described above. Our Chief Executive Officer’s base salary and annual incentive targets, for example, are above those of the next highest paid Company executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives, but it also reflects the Committee’s view that our Chief Executive Officer bears ultimate responsibility for the Company’s global results and our overall success, and therefore his compensation opportunity should be set higher. Reliable comparative data for other positions that might be specific to our business, such as our Global President, CBRE Services and our regional chief executive officers are not broadly available from this group, so the Committee reviews components of the comparator group, or the most comparable level positions (e.g., 2nd or 3rd highest paid), and other data from outside the identified comparator group that it considers to be a reliable indicator of market compensation levels for those positions. And as noted above, market compensation data is only one of many factors considered by the Committee when setting the compensation mix and levels for any particular executive.

Say on Pay Results

The Committee also takes into account the results of annual stockholder advisory votes on executive compensation as one of the factors it considers in connection with the discharge of its responsibilities. In 2012, we received substantial support for the compensation of our named executives, with approximately 93.9% of the votes cast on the say on pay proposal approving such compensation. In addition to this vote, we regularly meet with many of our larger stockholders and take into consideration views expressed on our compensation policies.

At the 2013 Annual Meeting, we will again hold an advisory vote to approve named executive officer compensation. The Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

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Risk Management Policies

The Committee has previously reviewed risks that may arise from our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk taking. We believe our balance of fixed versus variable, cash versus equity compensation, short-term versus long-term performance focus, and use of financial and non-financial measures, in addition to independent Committee oversight and discretion support this conclusion. Other factors that mitigate risk include:

•

The fixed (or salary) portion of compensation is designed to provide a steady income regardless of short-term fluctuations in our financial and stock price performance so that executives and managers do not feel pressured to focus exclusively on short term performance to the detriment of other important business metrics and the long-term health of the Company.

•

The variable (performance award and equity) portions of compensation are designed to reward both short- and long-term corporate performance in a balanced manner. Our annual performance awards (which are paid in cash) are based on performance against individual strategic performance objectives and annual financial targets as determined from time to time by our Compensation Committee, which currently uses adjusted EBITDA for this purpose. If we do not generate a substantial majority of budgeted adjusted EBITDA during a particular year, generally there are no payouts under the executive bonus program.

•

For long-term performance, we issue equity incentives, such as restricted stock units. Our restricted stock unit awards generally vest over four years and provide enhanced value if our stock price increases over time. In this way, our executives and managers are not encouraged to take risks for short-term gain at the expense of the long-term health of our business.

•

We feel that these variable elements of compensation are a sufficient majority of overall compensation to motivate our executives and managers to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high so that they are not encouraged to take unnecessary or excessive risks.

•

Because adjusted EBITDA is the financial performance measure for determining incentive payments, we believe our executives and managers are encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures such as revenue targets, which may incentivize management to drive transaction levels without regard to cost structure. Our bonus programs for executives and managers have been structured around global and regional adjusted EBITDA results for many years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

•

We have stock ownership guidelines for both our executive officers and non-employee directors that require ownership levels that we believe are sufficient for our executive officers and directors to consider our long-term interests because a meaningful portion of their personal net worth consists of CBRE stock. In addition, we prohibit all hedging transactions involving our stock so none of our executives or directors can insulate themselves from the effects on their stock ownership of poor CBRE stock price performance. Additional information about our stock ownership guidelines is provided under “Corporate Governance—Stock Ownership Guidelines” on page 16 and “Other Relevant Policies and Practices—Equity Ownership Policy” on page 37.

In 2013, the Committee will undertake a comprehensive assessment of risk as it relates to our compensation programs and provide an update to stockholders in 2014.

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Components of Our Program

Elements of our compensation program

The compensation program for our named executive officers is primarily comprised of three major elements, which are described in more detail below:

•

Base salary

•

Annual performance awards

•

Long-term equity-based incentives

A significant percentage of our executive officers’ compensation package is variable, consisting of annual performance awards and long-term equity incentives. As shown in the charts below, 80% of total compensation to the CEO and named executive officers in 2012 consisted of annual performance awards and long-term equity incentives. The references to CEO below are to our new Chief Executive Officer as of the end of 2012, Robert E. Sulentic.

The total target direct compensation mix for (i) our CEO and (ii) our CEO together with our named executive officers are illustrated in the following charts:

These pay practices support our efforts to attract, motivate, incentivize and retain exceptional individuals with demonstrated leadership and other capabilities required to implement innovative business initiatives while concurrently meeting ambitious long-term business objectives. Such pay practices are differentiated based on individual performance, leadership and potential, as well as overall enterprise and business unit results. They are assessed in the context of a methodical performance management process.

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Base salary: We provide competitive base salaries that allow us to attract and retain a high performing leadership team at a reasonable level of fixed costs. Base pay levels generally reflect a variety of factors such as the executive’s skills and experience, the seniority of the position, the difficulty of replacement and affordability and positioning of the base pay against market salary levels and other senior executives at the Company. Base salaries are generally reviewed annually during the first quarter of the year, and at other times if an executive officer’s responsibilities have materially changed or other special circumstances warrant a review. In 2012, we paid base salaries to our named executive officers as follows:

Name	2012 Base Salary		Change from Prior Year
Robert E. Sulentic President and Chief Executive Officer	$700,000	*	N/A
Brett White former Chief Executive Officer	$957,923		Increased by $125,000, to better align his compensation with comparable market positions.
Gil Borok Executive Vice President and Chief Financial Officer	$535,191		Increased by $40,000, to better align his compensation with our other executive officers and comparable market positions.
Michael J. Lafitte Global President, CBRE Services	$540,000		N/A
James R. Groch Executive Vice President and Chief Investment Officer	$540,000		N/A
Calvin W. Frese, Jr., Chief Executive Officer— Americas	$600,000		N/A
* Reflects his prior position as President

Annual performance awards: The Committee grants annual performance awards to our executive officers under our stockholder approved Executive Incentive Plan, or EIP. The EIP is a bonus plan that permits executives to earn performance awards up to a cap based on a percentage of our EBITDA for the relevant performance period (1.0% for our CEO and 0.5% for the other named executives). However, the Committee uses our Executive Bonus Plan, or EBP, to establish actual target-awards for our executive officers which are lower than the overall maximum amounts permitted by the EIP. The EBP is designed to motivate and reward executives by aligning pay with annual performance, as measured by a combination of challenging financial and strategic performance measures. Although award amounts are typically made within the terms of the EBP, which has a lower maximum award amount permitted than the EIP, the Committee may exercise its discretion in any year to award additional amounts, up to the maximum amounts permitted under the EIP.

Name	2012 Performance Award Targets		Change from Prior Year
Robert E. Sulentic President and Chief Executive Officer	$1,000,000	*	N/A
Brett White former Chief Executive Officer	$1,950,000

Increased by $250,000 to better align his compensation with comparable market positions. Ultimately, this was paid in accordance with Mr. White’s Transition Agreement upon his retirement on November 30, 2012.

Gil Borok Executive Vice President and Chief Financial Officer	$475,000		Increased by $75,000 to better align his compensation with our other executive officers and comparable market positions.
Michael J. Lafitte Global President, CBRE Services	$810,000		Increased by $55,000 to better align his compensation with our other executive officers and comparable market positions.
James R. Groch Executive Vice President and Chief Investment Officer	$810,000		N/A
Calvin W. Frese, Jr. Chief Executive Officer— Americas	$900,000		N/A
* Reflects his prior position as President

We use adjusted EBITDA when establishing financial performance targets under the EBP to effectively tie compensation to our operating results. For additional information on adjusted EBITDA, please see footnote 2 under “Proxy Summary Information” on page 2. We believe sustained EBITDA growth over time significantly correlates to value creation for our stockholders. Adjusted EBITDA is measured against plan at the global level for the CEO and other global corporate executives, and at the regional and global level for business unit executives (encouraging collaboration), to appropriately align individuals’ compensation to performance in the areas where they have the most direct impact.

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2012 adjusted EBITDA targets for the CEO, CFO and our other named executive officers were as follows:

		Target for adjusted EBITDA		Actual adjusted EBITDA	Relevant Business Measure
Chief Executive Officer Chief Financial Officer Global President, CBRE Services Chief Investment Officer		$955.1 million		$918.4 million	Global (100%)
Chief Executive Officer—Americas	$ $	626.0 million 955.1 million	$ $	658.9 million 918.4 million	Americas (50%) Global (50%)

Target financial performance under the EBP corresponds to our internal financial plan, which, in our opinion, represents ambitious goal-setting. For our executives to be eligible to receive any award in 2012, the Company’s performance had to exceed 70% of the applicable goal for adjusted EBITDA. Under the 2012 EBP, for each percent over (or under) target, the amount of the award increased (or decreased) by 3.33%, with performance of adjusted EBITDA. Therefore, adjusted EBITDA performance at 70% or less of target would imply a “zero percent” payout and performance of adjusted EBITDA at 130% or more of target would imply a 200% payout.

The payout of the strategic measure component of annual performance awards under the EBP is generally more qualitative in nature and subjective in measurement. These qualitative measures enable the Committee to influence management’s performance against strategies that are not necessarily tied to near-term financial measures, but rather impact the quality of earnings and positioning of our business for the future, as well as the mitigation of risks. The Committee believes that all officers, both line of business and staff executives, should have their entire annual award impacted by financial performance, but has historically impacted 20% or 40% of the award by reference to performance against strategic measures, with staff executives having a larger weighting because they are not directly responsible for a line of business. Please see “Changes to Our Compensation Program in 2013” for information on changes in 2013.

The Committee subjectively reviews each executive’s performance on the various strategic measures, the relative importance of each component of the measures, and any special factors that could have affected performance. A numerical score is then assigned to each component based on the performance ratings below, which is then averaged to determine a composite payout.

Rating	Performance Assessment	Payout (% of target)
1	Far Below Expectations	0%
2	Partially Met Expectations	75%
3	Met Expectations	100%
4	Somewhat Exceeded Expectations	125%
5	Far Exceeded Expectations	150%

With respect to the CEO, the Committee determines this percentage directly. With respect to other executive officers, the Committee reviews the determination of those officers’ managers and then makes the final decision as to the percentage assigned.

For 2012, the annual performance award payouts under the EBP were determined using the following steps:

•

The financial multiplier was determined based on actual financial performance (as described above) and applied to the entire target award. This was deemed the “preliminary award”.

•

The preliminary award was then multiplied by the weighting of financial performance for each position, and the resulting amount was awarded as part of the executive’s annual award. This weighting was 80% for Messrs. Sulentic, Lafitte, Groch, and Frese, and 60% for Mr. Borok.

•

The preliminary award was then multiplied by 20% for Messrs. Sulentic, Lafitte, Groch and Frese and 40% for Mr. Borok to determine the base dollar amount for strategic performance measures. Executive officers were then awarded from 0% to 150% of this amount based on their scoring against the strategic measures, as recommended by their direct manager and approved by the Committee.

•

The total performance award was the sum of the financial performance portion and the strategic performance portion. Actual performance awards are subject to an overall cap of 200% of the award target.

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The table below describes the financial and strategic measures applied to each of our named executive officers, and their resulting payouts against targets for 2012.

Name	Financial Measures	Strategic Measures	2012 Target	2012 Payout
Robert E. Sulentic President and Chief Executive Officer	• Global adjusted EBITDA—100%	• Ensure top priorities are set and met for all business lines • Drive cost efficiency study, completing diagnostic and identifying targeted potential savings • Update succession plans and process for direct reports and their direct reports • Ensure CBRE Global Investors achieves ING REIM acquisition synergy target and implements new compensation program • Make demonstrable, objective efforts in supporting progress towards a more diverse management team	$1,000,000	$917,800
	Financial Multiplier: 87.3%	Strategic Performance Rating: 125.94%
Brett White former Chief Executive Officer	• Global adjusted EBITDA—100% • Performance Award paid per his Transition Agreement upon his retirement on November 30, 2012, as described under “Compensation of our Former Chief Executive Officer” on page 35		$1,950,000	$1,950,000
Gil Borok Executive Vice President and Chief Financial Officer	• Global adjusted EBITDA—100%	• Continue to promote, and work to ensure, an environment of absolute integrity and effective controls within the global finance organization • Continue to solidify relationships with investment and commercial banking partners and continue to exercise leadership over the Company’s balance sheet • Undertake analysis of the Company’s effective tax rate and implement strategies to optimize our position • Drive cost efficiency, completing diagnostic and identifying targeted potential savings • Make demonstrable, objective efforts in supporting progress towards a more diverse management team	$475,000	$451,700
	Financial Multiplier: 87.3%	Strategic Performance Rating: 122.5%
Michael J. Lafitte Global President, CBRE Services	• Global adjusted EBITDA—50% (7 months) and 100% (5 months) • Americas adjusted EBITDA for full year—50% (3.5 months) and 0% (5 months) • Americas adjusted EBITDA for first 7 months of 2012 – 50% (3.5 months) and 0% (5 months)	• Work with other executives to develop quantifiable objectives for the advancement of transactional product lines in the Americas • Identify two target areas of the Americas business for a detailed cost efficiency plan, with measurable cost savings goals • Ensure success of the Americas management organization changes • Drive Americas results to ensure EBITDA growth is higher than revenue growth • Make demonstrable, objective efforts in supporting progress towards a more diverse management team	$810,000	$866,300
	Financial Multiplier: 100.9%	Strategic Performance Rating: 130.00%

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Name	Financial Measures	Strategic Measures	2012 Target	2012 Payout
James R. Groch Executive Vice President and Chief Investment Officer	• Global adjusted EBITDA—100%	• Run rigorous M&A process for the Company • Personally execute on any major M&A deals, if pursued • Ensure rigorous co-investment evaluation process for investment management and development services businesses • Continue scrutiny of balance sheet and execute financings as appropriate • Work with CBRE Global Investors leadership to drive strategy	$810,000	$756,200
	Financial Multiplier: 87.3%	Strategic Performance Rating: 135.00%
Calvin W. Frese, Jr. Chief Executive Officer—Americas	• Global adjusted EBITDA—50% (5 months) and 100% (7 months) • Americas adjusted EBITDA for full year—50% (2.5 months) and 0% (7 months) • Americas adjusted EBITDA for last 5 months of the year—50% (2.5 months) and 0% (7 months)	• Work with other executives to identify a target area of managed business for detailed cost efficiency plan • Implement global capital expenditure plan successfully and within budget • Ensure adequate adoption and favorable response by user groups to global IT projects • Appoint global head of procurement and integrate with Asset Services and GCS business • Make demonstrable, objective efforts in supporting progress towards a more diverse management team	$900,000	$842,300
	Financial Multiplier: 90.9%	Strategic Performance Rating: 115.01%

In July 2012, certain of our executives had a change in their roles that affected our application of the financial measures: Mr. Lafitte became our Global President, CBRE Services, and Mr. Frese became our Chief Executive Officer—Americas. This had the effect of moving Mr. Lafitte from a role that was measured 50% on global adjusted EBITDA and 50% on Americas adjusted EBITDA performance to a role that was measured 100% on global adjusted EBITDA performance. Conversely, Mr. Frese went from a role that was measured 100% on global adjusted EBITDA performance to one that was measured 50% on global adjusted EBITDA and 50% on Americas adjusted EBITDA performance. While these changes did not affect their overall target award, it did require us to equitably prorate their performance measures based on applicable time periods for measuring their respective roles, recognizing the strength of the Americas business during the first seven months of the year.

Additionally, Mr. Groch received a bonus of $200,000 from a business profit share pool generally available to other executives in the Development Services business in 2012 as a result of his strong contributions to that business over an extended period of time.

Long-term incentives: We use equity compensation as a long-term incentive for alignment with stockholders and as a retention tool focused on top executives that have the most direct impact on corporate results. The link to performance in our long-term incentive grants is prospective in nature. For example, restricted stock units and restricted stock encourage executives to not only contribute to the creation of additional stockholder value but also to help maintain and preserve existing stockholder value. Our equity grants are subject to multi-year vesting schedules (typically over at least four years), which help us to retain key talent. The ultimate value earned by the executives will depend on gains in our stock price after the grants are made, encouraging longer-term, more strategic decision-making to enhance stockholder value.

Beginning in 2009, equity awards made to our executive officers pursuant to our management grant program were entirely in the form of restricted stock, while prior years included a mix of stock options and restricted stock. In 2012, the Committee determined to issue restricted stock units, or RSUs, instead of restricted stock, including the awards made to our named executive officers. In some jurisdictions, stock awards are subject to immediate taxation, despite not having vested, and therefore create an employee liability for taxes prior to delivery of the shares that create that liability. RSUs generally eliminate this disadvantage.

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Our CEO recommends to the Committee each year the recipients and sizes of restricted stock unit awards for executives other than himself. In evaluating these recommendations and making its determination, the Committee considers:

•

the executive’s position within our organization;

•

ongoing performance and expected contributions to the Company’s future success; and

•

input from the Committee’s independent compensation consultant (FW Cook), taking into consideration relevant market data (when applicable), pay equity among the relevant employee group and other factors.

In 2011, the actual awards for participants in our annual management equity grant program (including our named executive officers) were reduced by 10% from the target amounts in order to manage the dilutive impact of grants that year. In 2012, equity awards under this program were restored to their full target amounts. The table below represents the equity awards made to our named executive officers in 2012 based on their restored targets, all of which were in the form of restricted stock units vesting 25% per year under our 2012 Equity Incentive Plan. Increases above the restored targets are described, as well.

Name	2012 Equity Awards	Change from Prior Year
Robert E. Sulentic President and Chief Executive Officer	$1,900,000	• N/A
Brett White former Chief Executive Officer	$1,712,500

•

Increased annualized value of award by $625,000 to better align his compensation with comparable market positions. The amount indicated at left represents 50% of his target award which was paid in accordance with Mr. White’s Transition Agreement upon his retirement on November 30, 2012.

Gil Borok Executive Vice President and Chief Financial Officer	$550,000	• Increased by $150,000 to better align his compensation with our other executive officers and comparable market positions.
Michael J. Lafitte Global President, CBRE Services	$1,650,000	• Increased by $400,000 to reflect his expanded executive role and performance, and to better align his compensation with our other executive officers and comparable market positions.
James R. Groch Executive Vice President and Chief Investment Officer	$1,710,000	• Increased by $90,000 to reflect his expanded strategic role and performance, and to better align his compensation with our other executive officers and comparable market positions.
Calvin W. Frese, Jr. Chief Executive Officer— Americas	$1,800,000	• N/A

Detailed information on equity compensation grants to our named executive officers is reported in the table of “Grants of Plan-Based Awards” on page 43.

Compensation of our Former Chief Executive Officer

In May 2012, we announced the retirement of our then-chief executive officer, Brett White, which became effective November 30, 2012. In connection with his retirement, we entered into a Transition Agreement, dated May 15, 2012, with Mr. White. Because the Transition Agreement fixed his final cash and equity compensation, it was no longer subject to the measurement processes described above. Mr. White continued to receive his base salary of $975,000 and benefits then due to him under the Company’s benefit plans through November 30, 2012. Upon his retirement, Mr. White received an amount equivalent to his base salary for the month of December 2012 and also his target annual bonus for 2012 in the amount of $1,950,000. In accordance with the terms of the Deferred Compensation Plan and as described below under the “Summary Compensation Table”, Mr. White deferred $1,519,254 of his target annual bonus and this deferred amount, plus interest, will be paid to him in May 2013. In addition, the Committee accelerated the vesting of one-fourth of the restricted stock shares granted to Mr. White on July 9, 2009, September 9, 2009 and September 8, 2011. Mr. White was also permitted to participate in our 2012 annual management equity grants with a grant date value equal to 50% of the award he would otherwise have received for 2012, or $1,712,500, all of which vested as of his retirement.

Mr. White’s Transition Agreement did not affect the terms of his Special Retention Award Restricted Stock Unit Agreement, dated March 4, 2010 (the “RSU Agreement”). As a result, 33/60th of the restricted stock units granted to Mr. White under the RSU Agreement vested in accordance with the terms of the RSU Agreement related to the impact of a Retirement (as defined in that agreement), and shall be converted to shares that will be delivered on March 4, 2015 in accordance with the RSU Agreement. The vested stock units and shares ultimately delivered as a result of Mr. White’s retirement under his RSU Agreement shall remain subject to (i) forfeiture for violation of the non-solicit and non-compete provisions of the RSU Agreement and (ii) recoupment if the Company were to become subject to a financial restatement for any of the years in which Mr. White was chief executive officer, all in accordance with the terms of the RSU Agreement.

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Changes to Our Compensation Program in 2013

In February 2013, the Committee increased target compensation for certain of our named executive officers after a review by FW Cook of management’s recommendations and a determination that the suggested changes were reasonable. The compensation changes for Messrs. Sulentic and Lafitte reflect their recent promotions and positive performances, taking into account their broader roles in the Company, as well as the positioning of their compensation opportunities among other Company executives and comparable market positions. The Committee initially approved higher compensation levels for Mr. Sulentic, but at his request reduced the aggregate amount by $500,000. Messrs. Groch’s and Borok’s compensation increases reflect their positive performance, as well as better alignment with compensation opportunities among other Company executives and market conditions.

Name	2013 Base Salary	2013 Performance Award Target	2013 Long-Term Incentive Award Target
Robert E. Sulentic(1) President and Chief Executive Officer	$800,000	$1,200,000	$2,900,000
Gil Borok(2) Executive Vice President and Chief Financial Officer	$550,000	$485,000	$800,000
Michael J. Lafitte(3) Chief Operating Officer	$600,000	$950,000	$1,850,000
James R. Groch(4) Executive Vice President and Chief Investment Officer	$600,000	$950,000	$1,850,000
Calvin W. Frese, Jr. Chief Executive Officer—Americas	$600,000	$900,000	$1,800,000

(1)

Reflects an increase in base salary of $100,000, performance award target of $200,000 and equity award target of $1,000,000

(2)

Reflects an increase in base salary of $10,000, performance award target of $10,000 and equity award target of $250,000

(3)

Reflects an increase in base salary of $60,000, performance award target of $140,000 and equity award target of $200,000

(4)

Reflects an increase in base salary of $60,000, performance award target of $140,000 and equity award target of $140,000

In addition, the Committee determined that for 2013 the performance awards for all named executive officers would be weighted 80% on financial measures and 20% on strategic measures. Previously our staff executives, including Mr. Borok, had a 40% weighting on their strategic measures.

Additional Elements of Our Compensation Program

•

Deferred Compensation Plan —In 2012, our Board reinstated the Company’s Deferred Compensation Plan, or DCP. The purpose of the DCP is to provide certain highly compensated employees (including our executive officers) and non-employee directors a tax-efficient way to defer compensation to future years, thus increasing the value of the overall program in support of our recruitment/retention objectives. The DCP is described in more detail under “Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 47.

•

Severance —We have a severance policy for all highly compensated employees (which include our named executive officers) for any Company initiated separation other than “for cause” (as such term is defined in the severance policy). Under this policy, our executives may be eligible for a severance payment equal to one week of base salary for every $10,000 base salary, with a minimum of 12 weeks of base salary up to a maximum of 36 weeks of base salary. If the termination is “for cause”, the payment is limited to six weeks of base salary regardless of the number of years of service. Our severance policy is described in more detail under “Summary of Plans, Programs and Agreements—Severance Policy” on page 48.

•

Perquisites —Our named executive officers participate in our benefit plans on the same basis as all of our other employees, except as described in the “All Other Compensation” column of the “Summary Compensation Table” on page 42 and related footnotes. We do not otherwise generally offer our named executive officers perquisites unless such benefits serve a reasonable business purpose, such as typical expatriate benefits and Company-provided vehicles. Some or all of our executive officers may participate in broad-based plans and policies such as our 401(k) plan and our severance policy as described under “Summary of Plans, Programs and Agreements” on page 48.

•

Change of Control Payments —We do not have agreements that provide immediate change of control payments to any of our named executive officers.

•

Tax Gross-Ups —We generally do not provide tax gross-ups to our named executive officers.

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Other Relevant Policies and Practices

Equity Ownership Policy

Our objective to link compensation to the long-term success of the Company is reinforced by our equity ownership policy. To further align their interests with stockholders over the long term, this policy restricts selling of Company stock by each executive officer until the executive acquires and maintains significant levels of Company stock. Our executives are permitted to satisfy their ownership requirements over time through existing and new equity awards. A further description of this policy and the applicable thresholds can be found under “Corporate Governance—Stock Ownership Guidelines” on page 16. As of December 31, 2012, all of our NEOs had satisfied their minimum requirements.

STOCK OWNERSHIP REQUIREMENT

Name	Thresholds
Robert E. Sulentic President and Chief Executive Officer	5x Base Salary
Gil Borok Executive Vice President and Chief Financial Officer	3x Base Salary
Michael J. Lafitte Chief Operating Officer	3x Base Salary
James R. Groch Executive Vice President and Chief Investment Officer	3x Base Salary
Calvin W. Frese, Jr. Chief Executive Officer—Americas	3x Base Salary

Policy on hedging and stock trading

We prohibit any hedging transactions involving our stock so that none of our employees, including our executive officers and directors, can insulate themselves from the effects of poor stock price performance. In addition, we have a pre-clearance process for trades in CBRE securities that all directors, executive officers and other designated insiders must follow. Under this policy, our directors, executive officers and other designated insiders are prohibited from trading in CBRE securities outside of our quarterly trading windows, except under pre-approved SEC Rule 10b5-1 trading plans.

Equity Award Policy and procedures for equity grants

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process, including timing and value of awards. This policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com and has the following characteristics:

•

Sets the timing of our annual equity grants to management

•

Imposes stringent controls around any award made outside of the normal cycle

•

Requires Board approval for delegation by the Committee of its authority under our equity incentive plans

•

Provides that the effective date of a grant is either the date the Committee approves the award or a later date specified at that time

•

Provides that the exercise price of stock options and value of restricted stock and restricted stock unit awards is the closing price of our common stock on the NYSE on the grant date

•

Permits our Chief Executive Officer to make special recruitment and retention awards (excluding stock options) in the periods between Committee meetings, but never to executive officers, and there are limitations on the terms and amounts of those grants, as well as a requirement to provide reports of such grants to the Committee

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Section 162(m) tax considerations

When structuring our executive compensation programs, we consider Internal Revenue Code Section 162(m), which limits the deductibility of executive compensation paid by publicly held corporations to $1.0 million per year to the chief executive officer and the three next most highly compensated executive officers (except for the chief financial officer), unless the compensation is performance-based. While the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executives competitively and in a manner commensurate with performance. The Committee may therefore award compensation to our executive officers, which is not fully deductible if it determines that is in our and our stockholders’ best interests.

We use and intend to use performance-based compensation when it is consistent with our philosophy and in our and our stockholders’ best interests. Our EIP is a stockholder-approved bonus plan, and all compensation paid under the EIP is considered “performance-based” and is intended to be fully tax-deductible under Code Section 162(m). Under the EIP, the maximum award for each annual performance period is equal to 1.0% of EBITDA for our Chief Executive Officer and 0.5% of EBITDA for each of our other participating executive officers. The Committee generally determines the actual amount of such awards in a lesser amount through application of the EBP, as well as consideration of other factors determined to be relevant by the Committee in gauging the performance of each executive.

In addition, our 2012 Equity Incentive Plan includes provisions that will permit certain types of equity incentive awards granted under the plans to satisfy the performance-based exemption from deductibility limits under Section 162(m).

Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the Company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in CBRE’s Annual Report on Form 10-K for the year ended December 31, 2012.

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation Committee is not incorporated into any such filings.

Compensation Committee
Frederic V. Malek, Chair
Bradford M. Freeman
Jane J. Su

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EXECUTIVE MANAGEMENT

We have provided below summary biographies of our named executive officers who are described above in the CD&A, as well as our other executive officers as of March 15, 2013. Information on Mr. Sulentic can be found on page 9 under “Election of Directors—2013 Director Nominees.”

Robert Blain

Age: 57

Chief Executive Officer—Asia Pacific

Mr. Blain has been our Chief Executive Officer—Asia Pacific since September 2012 and President—Asia Pacific since February 2002. Prior to such time, he was employed by Colliers International Property Consultants, Inc., and served as a Regional Investment Director from 1995 to 1998, its Australia Director from 1999 to 2000 and as its Chief Executive—New South Wales from 2000 to February 2002. Mr. Blain holds a diploma in Land Economy from the Real Estate Institute of New South Wales, and is a Fellow of the Royal Institute of Chartered Surveyors, UK and a Fellow of the Australian Property Institute.

Gil Borok

Age: 45

Executive Vice President and Chief Financial Officer

Mr. Borok has been our Chief Financial Officer since March 2010 and Executive Vice President since October 2002. He previously served as our Chief Financial Officer—Americas from March 2009 and our Chief Accounting Officer from January 2007 until March 2010. He also served as our Interim Chief Financial Officer from December 2008 to March 2009 and our Global Controller from October 2002 to January 2007. Prior to that, he was Corporate Controller of Dole Food Company, Inc. from August 1999 to October 2002. Mr. Borok is a certified public accountant in the State of California, and holds a B.A. from the University of Pittsburgh and an M.B.A. from the Anderson School at the University of California, Los Angeles.

Calvin W. Frese, Jr.

Age: 56

Chief Executive Officer—Americas

Mr. Frese has been our Chief Executive Officer—Americas since July 2012. He previously served as Group President—Global Services from December 2010 to July 2012 and President—Global Services from March 2010 to December 2010. He also served as our Global Chief Operating Officer from January 2009 to March 2010 and as President of our Americas business from January 2005 until August 2009. Prior to this, Mr. Frese served as our Chief Operating Officer of the Americas beginning in 2001, and prior to that as our Executive Managing Director of the Central Region from 1998 to 2001. From 1989 to 1998, Mr. Frese was General Partner and Chief Operating Officer of Whittier Partners, a New England-based full-service real estate company and joint venture partner of CBRE. He holds a B.A. from Trinity College and an M.S. in Accounting from the New York University, Leonard N. Stern School of Business.

Arlin E. Gaffner

Age: 56

Chief Accounting Officer

Mr. Gaffner has been our Chief Accounting Officer since March 2010. He served as Chief Financial Officer of Trammell Crow Company, which operates our Development Services business, from our acquisition of that company in December 2006 through December 2011. Mr. Gaffner was the Chief Accounting Officer of Trammell Crow Company from January 2002 until December 2006. Mr. Gaffner is a certified public accountant and holds a B.S. from Oral Roberts University.

James R. Groch

Age: 51

Executive Vice President and Chief Investment Officer

Mr. Groch has been our Global Chief Investment Officer and Executive Vice President, Strategy and Corporate Finance since January 2009. From 2006 to 2009, he served as the Chief Investment Officer, President of Funds and Investment Management and Director of Corporate Finance of our subsidiary Trammell Crow Company; he served in the Chief Investment Officer role at Trammell Crow Company from 1998 and added the roles of President of Funds and Investment Management and Director of Corporate Finance from 2000 until our acquisition of Trammell Crow Company in December 2006. From 1997 to 1998, Mr. Groch served as Trammell Crow Company’s President of Development and Investments for the Eastern U.S., and was Managing Director of Trammell Crow Northeast from 1991 until 1997. In 1988, Mr. Groch became a partner in Trammell Crow Company after joining the company three years earlier. Mr. Groch holds a B.A. of Economics from Dickenson College and an M.B.A. from Darden School of Business at the University of Virginia.

Matthew S. Khourie

Age: 57

Chief Executive Officer—CBRE Global Investors

Mr. Khourie has been Chief Executive Officer of CBRE Global Investors, our real estate investment management business since December 2012. Prior to that, he served as its Global President from November 2011 to December 2012, Chief Executive Officer from April 2010 to November 2011 and President from July 2009 to April 2010 of CBRE Investors. Mr. Khourie previously served 29 years with Trammell Crow Company, where he most recently served as President, Development & Investment, Southeast United States until July 2009. Mr. Khourie holds a B.S. in Economics from the University of California, Davis and an M.B.A. from Stanford University.

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J. Christopher Kirk

Age: 47

Chief Administrative Officer

Mr. Kirk has been our Chief Administrative Officer since July 2012. He was our Global Director of Human Resources from June 2010 to July 2012. Mr. Kirk previously served as the Chief Operating Officer from 2007 to July 2011 and General Counsel from 2001 to 2011 of Trammell Crow Company. Prior to joining Trammell Crow Company, Mr. Kirk was a partner at the Dallas office of Vinson & Elkins LLP, where he was a corporate finance, securities and M&A lawyer. Mr. Kirk holds a B.B.A. and an M.B.A. from the University of Texas and a J.D. degree from the University of Texas School of Law.

Michael J. Lafitte

Age: 52

Chief Operating Officer

Mr. Lafitte has been our Chief Operating Office since February 2013. He served as the Global President of our Services business from July 2012 to February 2013 and prior to that was the President of our Americas business from August 2009 to July 2012. Prior to this, he served as President of our Institutional & Corporate Services business beginning in December 2006. He served as President, Global Services of Trammell Crow Company from June 2003 until our acquisition of that company in December 2006, and prior to that served as Trammell Crow Company’s Chief Operating Officer, Global Services beginning in September 2002. Mr. Lafitte holds a B.B.A. from the University of Texas and an M.B.A. from Southern Methodist University.

Laurence H. Midler

Age: 48

Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Mr. Midler has been our Executive Vice President and General Counsel since April 2004. He also serves as our Secretary and Chief Compliance Officer. Mr. Midler served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until the acquisition of its North American businesses in September 2003. From the time of the acquisition until March 2004, Mr. Midler served as sole director, President and Chief Executive Officer to manage the process of selling the company’s European operations and winding up the company’s affairs. He served as Vice President and Assistant General Counsel of Micro Warehouse, Inc. from September 1998 until July 2001. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He holds a B.A. from the University of Virginia and a J.D. degree from The New York University School of Law.

Michael J. Strong

Age: 65

Chief Executive Officer—Europe, Middle East and Africa

Mr. Strong has been our Chief Executive Officer—Europe, Middle East and Africa (EMEA) since September 2012 and President—EMEA since July 2005. He served as Chairman of Insignia Richard Ellis in Europe from 2000, and continued to perform this role until being appointed President—EMEA in 2005. Prior to that, Mr. Strong was a Partner of Richard Ellis prior to its acquisition by us in 1998. He was appointed a Fellow of the Royal Institution of Chartered Surveyors in October 1986.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for the fiscal years ended December 31, 2012, 2011 and 2010 for our Chief Executive Officers, Chief Financial Officer and the three other most highly compensated executive officers for 2012. Mr. Sulentic was appointed as our Chief Executive Officer, effective December 1, 2012 upon the retirement of Mr. White our then-chief executive officer, which was effective November 30, 2012. For stock awards, the dollar amounts set forth in the table below reflect the aggregate grant date fair values with respect to awards granted in each year. The following table identifies the principal capacity in which each of the named executive officers served us as of the end of 2012.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation (6)(7)(8) ($)	Total ($)
Robert E. Sulentic President and Chief Executive Officer	2012	700,000	—	1,899,995	917,800	—	2,250	3,520,045
	2011	700,000	—	1,710,000	1,154,400	—	2,250	3,566,650
	2010	671,991	—	—	1,900,000	—	124,396	2,696,387
Brett White former Chief Executive Officer	2012	957,923	1,950,000	1,712,500	—	1,318	—	4,621,741
	2011	850,000	—	2,519,998	1,980,400	—	—	5,350,398
	2010	809,135	—	7,499,990	3,230,000	—	—	11,539,125
Gil Borok Executive Vice President and Chief Financial Officer	2012	535,191	—	549,985	451,700	—	2,250	1,539,126
	2011	500,000	—	359,998	479,600	—	2,250	1,341,848
	2010	434,615	—	—	570,000	—	440	1,005,055
Michael J. Lafitte Global President, CBRE Services	2012	540,000	—	1,649,995	866,300	—	2,250	3,058,545
	2011	540,000	—	1,124,987	834,100	—	2,250	2,501,337
	2010	520,288	—	—	1,330,000	—	440	1,850,728
James R. Groch. Executive Vice President and Chief Investment Officer	2012	540,000	200,000	1,709,996	756,200	—	2,250	3,208,446
Calvin W. Frese, Jr. Chief Executive Officer—Americas	2012	600,000	—	1,799,987	842,300	—	2,250	3,244,537
	2011	600,000	—	1,619,997	1,029,400	—	2,250	3,251,647
	2010	577,404	—	—	1,710,000	—	440	2,287,844

(1)

Reflects reduced base salaries from March 15, 2009 through June 26, 2010, with restoration to pre-recession amounts effective June 27, 2010. The amount in this column for 2010 includes a one-time true-up payment for Mr. Sulentic of $18,087 in connection with a calculation error of the across-the-board salary reductions implemented in 2009 and included in his 2010 salary.

(2)

Mr. Groch received a bonus of $200,000 from a business profit share pool generally available to other executives in the Development Services business in 2012 as a result of his strong contributions to that business over an extended period of time. Mr. White was paid his target annual bonus of $1,950,000 per his Transition Agreement upon his retirement on November 30, 2012 and deferred $1,519,254 pursuant to his election under our Deferred Compensation Plan as described below in footnote (5) and under the “Non-Qualified Deferred Compensation” table on page 45.

(3)

All grants were made under and governed by the 2004 Plan or the 2012 Plan, each as described below under “Summary of Plans, Programs and Agreements” on page 46. See Note 2 “Significant Accounting Policies” and Note 15 “Employee Benefit Plans” to our consolidated financial statements as reported on Form 10-K for the year ended December 31, 2012 for a discussion on the valuation of our stock awards. No annual management awards were made to this group in 2010 because the 2009 annual management grants reflected larger awards than usual in order to provide a special incentive and retention tool covering both 2009 and 2010 for these executives. This column for 2010 also includes a special CEO retention award of 552,282 restricted stock units granted to Mr. White in March 2010. As a result of his retirement effective November 30, 2012, 33/60th of these restricted stock units vested in accordance with the terms of the RSU Agreement and the remainder were forfeited. The RSU Agreement is further described under “Compensation Discussion and Analysis—Compensation of our Former Chief Executive Officer”.

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(4)

Amounts in this column relate to compensation pursuant to our annual performance award plans referred to in this Proxy Statement as the EIP and EBP, which are described below under “Summary of Plans, Programs and Agreements” on page 46. Amounts reflected in this table generally are based on the achievement of financial and non-financial performance objectives that are established at the beginning of each fiscal year and which are further described under “Compensation Discussion and Analysis” and “Grants of Plan-Based Awards”.

(5)

Effective in November 2012, Mr. White deferred a total of $1,519,254 of his 2012 target annual bonus (which was the maximum amount of the bonus that was permitted to be deferred for 2012). For the period from deferral through December 2012, Mr. White’s deferred account balance accrued interest at an annualized rate of 3.65%. His total accrued interest for 2012 was $4,906. In accordance with SEC rules regarding above-market interest on non-qualified deferred compensation, $1,318 of Mr. White’s total accrued interest for 2012 is considered to be compensation and is shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column based on a comparison to the 120% long-term quarterly applicable federal rate for the months when the interest rate was set. Mr. White’s deferred compensation balance will continue to accrue interest in accordance with the Deferred Compensation Plan until its payout in full at the end of May 2013, which will be six months after the date of Mr. White’s retirement.

(6)

The amounts in this column reflect matching contributions for each of Messrs. Sulentic, Borok, Lafitte, Groch and Frese to each of their 401(k) accounts pursuant to our employee match policy for the fiscal years ending December 31, 2012, 2011 and 2010, respectively, based on their contributions.

(7)

In connection with his role as Chief Financial Officer from early 2009 through March 4, 2010, Mr. Sulentic was asked by the Company to work primarily at its headquarters in California, instead of Dallas, Texas where Mr. Sulentic maintains his residence. Mr. Sulentic received a one-time housing, travel and living allowance of $152,405 relating to his move of his principal place of business to Los Angeles. As a result of this work in Los Angeles, Mr. Sulentic was deemed a non-resident employee for California tax purposes and incurred tax liability in excess of the amount applicable had he not been asked to relocate his principal place of business from his home jurisdiction. In March 2011, the Company paid Mr. Sulentic $112,772 to cover this tax liability. In addition, for 2010, the Company paid $11,184 for Mr. Sulentic’s commercial travel expenses (air and ground transportation) and temporary housing in California. These amounts were in lieu of any increase in Mr. Sulentic’s cash or equity compensation for serving as Chief Financial Officer. Notwithstanding the foregoing, the Company maintains a general policy of not providing tax reimbursements to any executive officer.

(8)

Other than the perquisites described in footnote (7) relating to Mr. Sulentic, our named executive officers participate in the same benefit plans as our other employees and we otherwise generally do not offer our executive officers perquisites.

Grants of Plan-Based Awards

The following table sets forth information concerning stock and cash awards during the fiscal year ended December 31, 2012 to the persons named in the table under “Summary Compensation Table,” each of which was granted pursuant to our 2012 Equity Incentive Plan, Executive Incentive Plan or Executive Bonus Plan described below. The Grant Date Fair Value of Stock was computed by the Number of Units multiplied by Grant Date Fair Value of Stock on the grant date.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold(2) ($)	Target ($)	Maximum ($)
Robert E. Sulentic	September 14, 2012	0	1,000,000	2,000,000	—	—	—	—
		—	—	—	93,320	—	—	1,899,995
Brett White(4)	September 14, 2012	0	1,950,000	3,900,000	—	—	—	—
		—	—	—	84,111	—	—	1,712,500
Gil Borok	September 14, 2012	0	475,000	950,000	—	—	—	—
		—	—	—	27,013	—	—	549,985
Michael J. Lafitte	September 14, 2012	0	810,000	1,620,000	—	—	—	—
		—	—	—	81,041	—	—	1,649,995
James R. Groch.	September 14, 2012	0	810,000	1,620,000	—	—	—	—
		—	—	—	83,988	—	—	1,709,996
Calvin W. Frese, Jr.	September 14, 2012	0	900,000	1,800,000	—	—	—	—
		—	—	—	88,408	—	—	1,799,987

(1)

Amounts reported represent each executive officer’s annual incentive opportunity in 2012 under our EIP and EBP. The actual amounts paid are included under “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table”.

(2)

For our executives to be eligible to receive an award based on the Company’s financial performance in 2012, as measured by adjusted EBITDA, the Company’s performance had to exceed 70% of the applicable target goal. Under the 2012 EBP, for each percent over (or under) target, the amount of the award increased (or decreased) by 3.33%, with adjusted EBITDA, performance at 70% or less of target implying a “zero percent” payout and adjusted EBITDA performance at 130% or more of target implying a 200% payout. For a full description see “Compensation Discussion and Analysis—Components of Our Program” on page 30.

(3)

The closing price of our common stock on September 14, 2012 was $20.36 per share. At December 31, 2012, the closing price of our common stock was $19.90 per share.

(4)

Mr. White was paid his target annual bonus and stock award per his Transition Agreement upon retirement on November 30, 2012, as previously disclosed.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and other equity awards that remain unvested as of December 31, 2012, to the persons named in the table under “Summary Compensation Table.”

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2)(3) (4)(5)(6) (#)	Market Value of Shares or Units of Stock That Have Not Vested(7) ($)
Robert E. Sulentic	—	—			254,438	5,063,316
Brett White	—	—			1,752	34,865
Gil Borok September 2, 2008	12,454	—	13.29	September 2, 2015	64,930	1,292,107
Michael J. Lafitte September 2, 2008	28,565	—	13.29	September 2, 2015	182,185	3,625,482
James R. Groch September 2, 2008	30,470	—	13.29	September 2, 2015	270,528	5,383,507
Calvin W. Frese, Jr. September 2, 2008	47,609	—	13.29	September 2, 2015	243,952	4,854,645

(1)

With respect to the total number of unvested stock awards listed in this column, 3,885, 2,057 and 7,276 unvested stock awards granted on July 9, 2009 to each of Messrs. Sulentic, Borok and Frese, respectively, will vest on July 9, 2013, unless earlier terminated pursuant to the terms of our 2004 Plan.

(2)

With respect to the total number of unvested stock awards listed in this column, 69,869, 17,467, 43,668, 69,869 and 65,502 unvested stock awards granted on September 9, 2009 to each of Messrs. Sulentic, Borok, Lafitte, Groch and Frese, respectively, will vest on September 5, 2013, unless earlier terminated pursuant to the terms of our 2004 Plan.

(3)

With respect to the total number of unvested stock awards listed in this column, 87,364, 18,393, 57,476, 74,489 and 82,766 unvested stock awards granted on September 8, 2011 to each of Messrs. Sulentic, Borok, Lafitte, Groch and Frese, respectively, will vest in equal increments on each of September 5, 2013, 2014 and 2015, unless earlier terminated pursuant to the terms of our 2004 Plan.

(4)

With respect to the total number of unvested stock awards listed in this column, 42,182 unvested stock awards granted on October 31, 2011 to Mr. Groch will vest in equal increments on each of September 5, 2013, 2014 and 2015, unless earlier terminated pursuant to the terms of our 2004 Plan.

(5)

With respect to the total number of unvested stock units listed in this column, 93,320, 27,013, 81,041, 83,988 and 88,408 unvested stock units granted on September 14, 2012 to each of Messrs. Sulentic, Borok, Lafitte, Groch and Frese, respectively, will vest in equal increments on each of September 5, 2013, 2014, 2015 and 2016, unless earlier terminated pursuant to the terms of our 2012 Plan.

(6)

With respect to the total number of unvested stock units listed in this column, 1,752 unvested stock units were granted on December 3, 2012 to Mr. White in his role as a non-employee director and would have vested on May 9, 2013. Mr. White resigned from the Board on January 24, 2013 and such stock units were forfeited on that date.

(7)

Amounts reflected in this column were calculated by multiplying the number of unvested stock awards and stock units by $19.90, the closing price of our common stock on December 31, 2012.

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Option Exercises and Stock Vested

The following table sets forth information concerning stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2012 to the persons named in the table under “Summary Compensation Table.” The dollar amounts in the below table are based on the market value of our shares on the respective dates of exercise or vesting less any exercise price with such difference multiplied by the number of shares that were subject to the exercise or vesting.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert E. Sulentic	47,609	303,269	120,511	2,044,803
Brett White(1)	531,746	2,801,288	784,701	14,419,139
Gil Borok	16,875	27,928	30,267	512,148
Michael J. Lafitte	—	—	73,408	1,248,670
James R. Groch	—	—	120,045	2,041,965
Calvin W. Frese, Jr.	109,688	406,534	118,002	1,997,682

(1)

As a result of Mr. White’s retirement, 33/60th of the restricted stock units granted to Mr. White under the RSU Agreement vested in accordance with the terms of the RSU Agreement for a Retirement (as defined in that agreement), and shall be converted to shares that will be delivered on March 4, 2015 in accordance with the RSU Agreement. The vested stock units and shares ultimately delivered as a result of Mr. White’s Retirement under his RSU Agreement shall remain subject to (i) forfeiture for violation of the non-solicit and non-compete provisions of the RSU Agreement and (ii) recoupment if the Company were to become subject to a financial restatement for any of the years in which Mr. White was chief executive officer, all in accordance with the terms of the RSU Agreement.

Non-Qualified Deferred Compensation

The following table sets forth information concerning our Deferred Compensation Plan, described below that provided for the deferral of compensation on a basis that is not tax-qualified during the year ended December 31, 2012 to the persons named in the table under “Summary Compensation Table.”

Name	Executive Contributions in Last FY ($)	Aggregate Earnings/ Losses in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
Robert E. Sulentic	—	—	—	—
Brett White(1)	$ 1,519,254	$ 4,906	—	$ 1,524,160
Gil Borok	—	—	—	—
Michael J. Lafitte	—	—	—	—
James R. Groch	—	—	—	—
Calvin W. Frese, Jr.	—	—	—	—

(1)

Effective in November 2012, Mr. White deferred a total of $1,519,254 of his 2012 target annual bonus (which was the maximum amount of the bonus that was permitted to be deferred for 2012). For the period from deferral through December 2012, Mr. White’s deferred account balance accrued interest at an annualized rate of 3.65%. His total accrued interest for 2012 was $4,906. In accordance with SEC rules regarding above-market interest on non-qualified deferred compensation, $1,318 of Mr. White’s total accrued interest for 2012 is considered to be compensation and is shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table based on a comparison to the 120% long-term quarterly applicable federal rate for the months when the interest rate was set. Mr. White’s deferred compensation balance will continue to accrue interest in accordance with the Deferred Compensation Plan until its payout in full at the end of May 2013, which will be six months after the date of Mr. White’s retirement.

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Summary of Plans, Programs and Agreements

2012 Equity Incentive Plan

Our 2012 Equity Incentive Plan, or 2012 Plan, which was approved by our stockholders on May 8, 2012, authorizes the grant of stock-based awards to our employees, directors or independent contractors, and is administered by our independent Compensation Committee. Unless terminated earlier, the 2012 Plan will terminate on February 13, 2022. A total of 16,000,000 shares of our Class A common stock plus 2,205,887 unissued shares that remained under the 2004 stock incentive plan, or 2004 Plan, were reserved for issuance under the 2012 Plan. Additionally, shares underlying awards that expire, terminate or lapse under the 2012 Plan or under the 2004 Plan will become available for issuance under the 2012 Plan. No person is eligible to be granted performance-based awards in the aggregate covering more than 3,300,000 shares during any fiscal year or cash awards in excess of $5,000,000 for any fiscal year. The number of shares issued or reserved pursuant to the 2012 Plan, or pursuant to outstanding awards, is subject to adjustment on account of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off, or other similar occurrence. Stock options and stock appreciation rights granted under the 2012 Plan are subject to a maximum term of ten years from the date of grant. Restricted share and restricted stock unit awards that have only time-based service vesting conditions are generally subject to a minimum three year vesting schedule. Restricted share and restricted stock unit awards that have performance-based vesting conditions are generally subject to a minimum one year vesting schedule. As of December 31, 2012, 16,393,350 shares remained available for future grants under this plan.

Recent Share Price. On February 28, 2013, the closing price of our common stock on the NYSE was $24.17 per share.

Second Amended and Restated 2004 Stock Incentive Plan

Our 2004 Plan, which authorized the grant of stock-based awards to our employees, directors and consultants, was terminated in May 2012 in connection with the adoption of our 2012 Plan, which is described above. At termination, all unissued shares from the 2004 Plan were allocated to the 2012 Plan for potential future issuance. A total of 30,785,218 shares of our Class A common stock were reserved for issuance under the 2004 Plan (on a split-adjusted basis). This share reserve was reduced by one share upon grant of a stock award and upon exercise or redemption of any other awards. Awards that expire, terminate, lapse, that are reacquired by us or that are redeemed for cash rather than shares and shares tendered as payment of the exercise price or for tax withholding will again be available for grant under the 2012 Plan. As of December 31, 2012, 1,432,754 shares were subject to options issued under our 2004 Plan. Any of the shares underlying those outstanding awards that expire, terminate or lapse under the 2004 Plan will become available for grant under the 2012 Plan upon forfeiture.

Executive Incentive Plan

The purpose of the EIP is to advance our interests and the interests of our stockholders and assist us in attracting and retaining executive officers by providing incentives and financial rewards to our executive officers that are deductible as “performance-based compensation” within the meaning of Section 162(m).

The principal features of the EIP are summarized below.

Administration; Amendment and Termination. Our Compensation Committee administers the EIP and has broad authority to interpret, amend or rescind its provisions as the committee deems necessary and appropriate. Our Board reserves the right to amend or terminate the EIP at any time, subject to stockholder approval to the extent required by applicable law.

Eligibility. Our executive officers who are designated by our Board as “Section 16 officers” are eligible to participate in the EIP. Currently, there are 11 executive officers designated as Section 16 officers.

Maximum Awards. Under the EIP, each participant is eligible to receive a maximum performance award equal to a percentage of our EBITDA. Under the EIP, our Chief Executive Officer is eligible to receive a maximum performance award equal to 1% of EBITDA for the performance period and the other participants in the EIP are each eligible to receive a maximum performance award equal to 0.5% of EBITDA for the performance period. The actual performance award granted to a participant is determined by our Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate or business unit performance against budgeted financial goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance. The Compensation Committee may evaluate a participant’s performance pursuant to our EBP, and therefore reduce the awards generated pursuant to the EIP formula. The EBP is described below under “Executive Bonus Plan.” However, our Compensation Committee may exercise its discretion in any year to award additional amounts, based on performance, outside the EBP, up to the maximum amounts permitted under the EIP, or even outside the EIP as a non-plan discretionary bonus.

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The time period during which the achievement of the performance goals is to be measured shall be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, our Compensation Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award.

Each award under the EIP may be paid in cash, stock, restricted stock, stock options or other stock-based or stock denominated units. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award, and subsequent approval by our Board.

Termination of Employment. An officer who terminates employment with us due to retirement, disability or death is eligible to receive a prorated award. Subject to the Compensation Committee’s discretion, if an officer terminates employment with us for a reason other than retirement, disability or death, no award shall be payable.

Executive Bonus Plan

Our Compensation Committee has generally followed the terms of our EBP to exercise its discretion to reduce the size of awards that would be generated pursuant to the EIP formula. The principal features of the EBP are summarized below.

Eligibility. Our executive officers who are designated by our Board as “Section 16 officers” are eligible to participate in the EBP.

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance goals and a targeted level or levels of performance with respect to each goal. For 2012, financial performance goals were based on adjusted EBITDA. The strategic performance measures are determined on an individual basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance measures for the Chief Executive Officer and our executive officers are approved by our Compensation Committee.

Award Determination. Each participant in the EBP receives a target award early in the fiscal year. The amount actually awarded is determined after the conclusion of the financial year, generally following the steps described below. Our Compensation Committee and Board may exercise their discretion in any year to award additional amounts based on performance outside the EBP and up to the maximum amounts permitted under the EIP, or even outside the EIP as non-plan discretionary bonuses.

For 2012, target financial performance under the EBP corresponded to our internal financial plan. For our executives to be eligible to receive any award in 2012, the Company’s performance had to exceed 70% of the applicable goal for adjusted EBITDA. Under the 2012 EBP, for each percent over (or under) target, the amount of the award increased (or decreased) by 3.33%, with performance of adjusted EBITDA. Therefore, adjusted EBITDA performance at 70% or less of target would imply a “zero percent” payout and performance of adjusted EBITDA at 130% or more of target would imply a 200% payout.

For 2012, the annual performance award payouts under the EBP were determined using the following steps:

•

The financial multiplier was determined based on actual financial performance (as described on page 32) and applied to the entire target award. This was deemed the “preliminary award”.

•

The preliminary award was then multiplied by the weighting of financial performance for each position, and the resulting amount was awarded as part of the executive’s annual award. This weighting was 80% for Messrs. Sulentic, Lafitte, Groch, and Frese, and 60% for Mr. Borok.

•

The preliminary award was then multiplied by 20% for Messrs. Sulentic, Lafitte, Groch and Frese and 40% for Mr. Borok to determine the base dollar amount for strategic measures. Executive officers were then awarded from 0% to 150% of this amount based on their scoring against the strategic measures, as recommended by their direct manager and approved by the Committee.

•

The total performance award was the sum of the financial performance portion and the strategic performance portion. Actual performance awards are subject to an overall cap of 200% of the award target.

Deferred Compensation Plan

The DCP provides an opportunity for certain highly compensated employees (including our executive officers) and non-employee directors to elect to defer a portion of their compensation to future years. The DCP will be administered by our Chief Executive Officer or a committee of three or more individuals selected by our Chief Executive Officer (the “DCP Committee”). The DCP Committee in its discretion will select which persons can participate in the DCP and for which calendar year(s). Participants in the DCP will make an irrevocable election whether to defer a portion of their compensation with respect to a particular calendar year and whether to receive distributions of their deferred amounts (plus accrued interest) from a certain calendar year in: (a) a lump sum five years after the calendar year in which the election was made, unless the participant’s separation from service occurs prior to distribution, (b) in a lump sum seven years after the calendar year in which the election was made, unless the participant’s separation from service occurs prior to distribution, (c) in a lump sum six months after the participant’s separation from service; or (d) in equal annual installments over five years, with the first installment being paid on July 15 of the calendar year following the year in which the participant’s separation from service occurs. Deferred account balances will accrue interest, credited quarterly. The rate of interest is determined by the DCP Committee from time to time. In 2012, the DCP Committee used a rate for each calendar quarter equal to the average quarterly Moody’s Seasoned AAA corporate bond yield for the prior quarter. The DCP is an unfunded plan and is intended to comply both with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and with the Employee Retirement Income Security Act of 1974, as amended.

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401(k) Plan

We maintain a tax qualified 401(k) retirement plan. Most of our non-union U.S. employees, other than qualified real estate agents having the status of independent contractors under Code Section 3508, are eligible to participate in the plan. The 401(k) plan provides for participant contributions as well as a Company match. A participant is allowed to contribute to the 401(k) plan from 1% to 75% of his or her compensation, subject to limits imposed by applicable law. Participants are entitled to invest up to 25% of their 401(k) account balance in shares of our common stock, however participants may not have more than 25% of their plan assets allocated to our common stock as measured at any year end. As of December 31, 2012, approximately 1.3 million shares of our common stock were held through investments in our 401(k) plan.

We match 50% of our employee’s contributions up to the first 3% of the employee’s annual compensation (up to $150,000 of compensation). Our matching contributions vest 20% a year over five years, except that participants who had been our employees before April 1, 2007 in at least three calendar years have 100% immediate vesting.

Severance Policy

We have a severance policy for all highly compensated employees (which include our executive officers) for any Company initiated separation other than “for cause” (as such term is defined in the severance policy). Assuming all eligibility conditions are satisfied, under the severance policy, employees who earn $100,000 or more in annual compensation, may be eligible for a severance payment equal to one week of base salary for every $10,000 base salary, with a minimum of 12 weeks of base salary up to a maximum of 36 weeks of base salary if the termination is other than “for cause”. If the termination is “for cause”, eligible highly compensated employees will receive six weeks of base salary regardless of the number of years of service. We pay such amounts in anticipation of unemployment and not as a reward for past service. In addition, we provide a benefits allowance equal to $1,000 for each year of service, with a maximum of $5,000, provided the highly compensated employee was participating in a Company-sponsored medical plan at the time of termination, and three months of outplacement assistance. If the highly compensated employee is otherwise bonus eligible and is terminated in the third or fourth quarter of the Company’s fiscal year end, or in the first quarter following the end of the fiscal year but before bonuses are paid, the highly compensated employee will be eligible to receive a pro-rated target bonus. Severance is typically paid by the Company in a single lump-sum. Payment of severance is conditioned upon, among other things, a release of claims against us by the employee. The severance policy applicable to all of our salaried full time employees who are not highly compensated employees generally provides one week of base salary as severance pay for each full year of service, with a minimum payment of one week of base salary up to a maximum payment of 15 weeks and a benefits allowance of $1,000 for each full year of service up to a maximum payment of $5,000 (provided the employee was participating in a Company-sponsored medical plan at the time of termination) if the employee’s position is eliminated.

In the hypothetical event any of our named executive officers had been involuntarily terminated without cause as of December 31, 2012 under the circumstances covered by our current severance policy, they would have been entitled to severance benefits and a pro rata amount of their annual performance award up to the following amounts: Mr. Sulentic, $489,615 and $1,000,000 respectively, Mr. Borok $378,846 and $475,000 respectively, Mr. Lafitte $378,846 and $810,000 respectively, Mr. Groch $378,846 and $810,000 respectively and Mr. Frese $420,385 and $900,000 respectively.

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STOCK OWNERSHIP

Security Ownership of Principal Stockholders

The following table sets forth information with respect to any person who is known to be the beneficial owner of more than five percent of the outstanding shares of our common stock as of December 31, 2012, except as noted below.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Blackrock, Inc. 40 East 52nd Street New York, New York 10022	19,431,220	(1)	5.9%
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	20,069,913	(2)	6.1%
Goldman Sachs Asset Management 200 West Street New York, New York 10282	22,492,663	(3)	6.8%
ValueAct Capital Master Fund, L.P. and related entities 435 Pacific Avenue, Fourth Floor San Francisco, California 94133	32,000,000	(4)	9.7%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	18,396,608	(5)	5.6%

(1)

Solely based on information in a Schedule 13G/A filed with the SEC on February 8, 2013 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2012, BlackRock, Inc. was the beneficial owner with sole dispositive and voting power as to 19,431,220 shares of our common stock.

(2)

Solely based on information in a Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC. The Schedule 13G indicates that as of December 31, 2012, FMR LLC was the beneficial owner with sole dispositive power as to 20,069,913 shares and with sole voting power as to 2,074,130 shares of our common stock.

(3)

Solely based on information in a Schedule 13G/A filed jointly with the SEC on February 14, 2013 by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (together, “Goldman Sachs Asset Management”). The Schedule 13G/A indicates that as of December 31, 2012, Goldman Sachs Asset Management was the beneficial owner with shared dispositive power as to 22,492,663 shares and shared voting power as to 18,045,642 shares of our common stock.

(4)

Solely based on information in a Schedule 13D/A filed with the SEC on December 26, 2012 by ValueAct Capital Master Fund, L.P. and its related entities (“ValueAct Group”). The Schedule 13D/A indicates that as of December 21, 2012, ValueAct Group was the beneficial owner with shared dispositive and voting power as to 32,000,000 shares of our common stock.

(5)

Solely based on information in a Schedule 13G/A filed with the SEC on February 12, 2013 by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2012, The Vanguard Group was the beneficial owner of 18,396,608 shares, with sole voting power as to 525,266 shares, sole dispositive power as to 17,880,642 shares and shared dispositive power as to 515,966 shares of our common stock.

Security Ownership of Management and Directors

The following table below sets forth information as of the close of business on March 1, 2013, regarding the beneficial ownership of our common stock by (a) each director and nominee for director to our Board; (b) each of our current executive officers named in the “Summary Compensation Table”; and (c) all directors, director nominees and executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares.

Name	Shares Owned(1)		Shares Under Exercisable Options(2)	Total Number of Shares Beneficially Owned(3)(4)	Percent of Class
Robert E. Sulentic	526,064		—	526,064	*
Gil Borok	108,220		12,454	120,674	*
Michael J. Lafitte	262,605	(5)	28,565	291,170	*
James R. Groch	469,572	(6)	30,470	500,042	*
Calvin W. Frese, Jr.	400,127		47,609	447,736	*
Richard C. Blum	15,202,918	(7)(8)	15,508	15,218,426	4.6

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Name	Shares Owned(1)		Shares Under Exercisable Options(2)	Total Number of Shares Beneficially Owned(3)(4)	Percent of Class
Brandon B. Boze	32,000,000	(9)	—	32,000,000	9.7
Curtis F. Feeny	13,123		14,128	27,251	*
Bradford M. Freeman	81,654		15,508	97,162	*
Michael Kantor	33,221		57,079	90,300	*
Frederic V. Malek	894,752	(10)	15,508	910,260	*
Jane J. Su	15,170,775	(7)(8)	14,476	15,185,251	4.6
Laura D. Tyson	5,266		4,786	10,052	*
Gary L. Wilson	82,614	(11)	98,650	181,264	*
Ray Wirta	1,064,187	(7)(12)	111,863	1,176,050	*
All current directors, nominees and current executive officers as a group (21 persons)	52,167,911		595,414	52,770,099	15.9

*

Less than 1.0%

(1)

Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the CBRE Stock Fund of the Company’s 401(k) Plan and the shares listed under “Shares Under Exercisable Options.”

(2)

Includes shares under exercisable options on March 1, 2013 and options which become exercisable within 60 days thereafter.

(3)

Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

(4)

Includes interests, if any, in shares held in the CBRE Stock Fund of the Company’s 401(k) Plan and the shares listed under the “Shares Under Exercisable Options” column and does not include restricted stock units with restrictions that lapse more than 60 days after March 1, 2013. For more information on such units, see “Outstanding Equity Awards at Fiscal Year End” table on page 44.

(5)

Mr. Lafitte is the direct beneficial owner of 260,605 shares of our common stock and disclaims beneficial ownership of 2,000 shares.

(6)

Includes 40,000 shares held by the Jacob Groch 2012 Trust and 40,000 shares held by the Sasha Groch 2012 Trust, of which Mr. Groch disclaims beneficial ownership of these securities. Mr. Groch’s spouse is the trustee of the trusts and has sole investment and dispositive power over these trust shares.

(7)

As a result of the voting provisions set forth in the Securityholders’ Agreement described in greater detail in this Proxy Statement under the heading “Related-Party Transactions” this stockholder, together with our other stockholders that owned shares of Class B common stock prior to our initial public offering, other than Frederic V. Malek, may be deemed to constitute a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, or the Exchange Act. Accordingly, the group formed by these stockholders may be deemed to beneficially own 16,575,904 shares of our Class A common stock. The voting provisions of the Securityholders’ Agreement terminate upon a change of control or as otherwise agreed by the parties thereto.

(8)

Includes 162,472 shares of common stock of the Company that are owned directly by two limited partnerships for which Blum Capital Partners L.P. (“Blum LP”) serves as the general partner: BK Capital Partners IV, L.P. and Stinson Capital Partners, L.P. These shares may also be deemed to be owned indirectly by Blum LP and Richard C. Blum & Associates, Inc. (“RCBA Inc.”), the general partner of Blum LP. Additionally, RCBA Inc. owns 12,390 shares directly and Blum LP owns 4,146 shares directly, and as such, these shares may be deemed to be owned indirectly by RCBA Inc.; (ii) Blum Strategic Holdings, L.P (“Strategic H”) owns 491,054 shares of common stock. These shares may also be deemed to be owned indirectly by Blum Strategic GP II, L.L.C. (“Blum GP II”), the general partner of Strategic H; (iii) Blum Strategic Partners III, L.P. (“Strategic III”) owns 6,282,700 shares of common stock. These shares may also be deemed to be owned indirectly by (a) Blum Strategic GP III, L.P. (“Blum GP III LP”), the general partner of Strategic III, and (b) Blum Strategic GP III, L.L.C. (“Blum GP III”), the general partner of Blum GP III LP; (iv) Blum Strategic Partners IV, L.P. (“Strategic IV”) owns 8,212,979 shares of common stock. These shares may also be deemed to be owned indirectly by (a) Blum Strategic GP IV, L.P. (“Blum GP IV LP”), the general partner of Strategic IV, and (b) Blum Strategic GP IV, L.L.C. (“Blum GP IV”), the general partner of Blum GP IV LP. Each of Mr. Blum, Ms. Su, Blum LP, RCBA, Inc., Blum GP II, Blum GP III, Blum GP III LP, Blum GP IV, and Blum GP IV LP disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The business address of each of the above named is c/o Blum Capital Partners, L.P., 909 Montgomery Street, Suite 400, San Francisco, California 94133.

(9)

Under an agreement with ValueAct Capital, Mr. Boze is deemed to hold the common stock for the benefit of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Mr. Boze disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. Such shares are also included above in the “Security Ownership of Principal Stockholders” table under ValueAct Capital Master Fund, L.P. and related entities. The business address of each of the above named is c/o ValueAct Capital, 435 Pacific Avenue, Fourth Floor, San Francisco, California 94133.

(10)

Mr. Malek, his spouse and children are trustees of The Malek Family Charitable Trust, which owns 29,800 of the shares reflected and Mr. Malek, his wife and their children are the beneficiaries. In addition, Mr. Malek is the sole trustee of the Frederic V Malek TTEE U/A DTD 06/19/1992 Frederic V Malek Trust, which owns 623,611 of the shares reflected.

(11)

Mr. Wilson is a co-trustee of the Gary L. Wilson 2006 Unitrust and Wilson-Thornhill Foundation, which each owns 25,000 of the shares reflected. Mr. Wilson is also the sole trustee of the 2601 Trust DTD 10/14/94 which owns 5,445 of the shares reflected.

(12)

As a result of the Securityholders’ Agreement, Mr. Wirta, as co-trustee of The Wirta Family Trust, shares voting power over 1,060,648 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of Class A common stock in June 2004. Mr. Wirta is the direct beneficial owner of 7,812 shares of our common stock.

No directors, nominees or current executive officers have pledged shares of our common stock pursuant to any loan or arrangement where there is an expectation that the loan or arrangement may be repaid by foreclosure or other recourse to the shares of our common stock.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year 2012, our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of Mr. Wilson who reported one late Form 4 filing on Form 5 on January 22, 2013. Such late filing did not result in any liability under Section 16(b) of the Exchange Act.

RELATED-PARTY TRANSACTIONS

Related-Party and Other Transactions Involving Our Officers and Directors

Blum Capital—In connection with our acquisition of CBRE Services in 2001, we entered into a Securityholders’ Agreement with certain of our stockholders, including Blum Capital Partners, L.P. and its affiliates, Ray Wirta, our then CEO and currently a director, Brett White, our former CEO and director, and Frederic V. Malek, our director. Blum Capital Partners L.P. is affiliated with the chairperson of our board, Richard C. Blum, another director, Jane J. Su, and certain other related entities with ownership interests in CBRE securities (collectively, “Blum Capital”). Under the agreement, Blum Capital is entitled to nominate a percentage of our directors equal to the percentage of our outstanding common stock beneficially owned by Blum Capital, rounded up to the nearest whole number of directors. Messrs. White and Wirta are obligated to vote their shares in favor of the directors nominated by Blum Capital. As of March 1, 2013, these stockholders, collectively, beneficially owned approximately 5.0% of our outstanding Class A common stock. In addition, the stockholder parties to the agreement have “piggyback” registration rights in the event we propose to register any of our securities. In addition, Blum Capital has demand registration rights. Finally, we agreed to indemnify the stockholder parties to the agreement and their affiliates for any damages in connection with any claim relating to (1) our business, operations, liabilities or obligations or (2) the ownership of any of our equity securities, except to the extent these losses and expenses (x) arise from any claim that the indemnified person’s investment decision relating to the purchase or sale of these equity securities violated a duty or other obligation of the indemnified person to the claimant or (y) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the stockholder or its affiliates.

ValueAct—Pursuant to a Nomination and Standstill Agreement, dated December 21, 2012, by and among VA Partners I, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC, and Brandon B. Boze (collectively, the “ValueAct Group”), the Board appointed Mr. Boze to the Company’s Board, to serve until the Annual Meeting. The Company also agreed to nominate Mr. Boze for election to the Board at the Annual Meeting. In the event Mr. Boze resigns or is otherwise removed, the Company will work in good faith with the ValueAct Group to appoint a mutually acceptable replacement nominee who meets the Company’s historical standards and criteria, so long as the ValueAct Group then owns at least 7.5% of the outstanding common stock of the Company.

Employment Relationships—Michael F. Smith, President of the Company’s Western Division in the U.S. since January 1, 2012, is married to the sister of our former CEO and director Brett White. As the brother-in-law of a then-executive officer of the Company, Mr. Smith is deemed to be a “related person” in 2012 under Item 404(a) of Regulation S-K. The aggregate value of salary, bonus and benefits earned by Mr. Smith in 2012 was approximately $871,083. In addition, Mr. Smith participates in our annual management equity grant program and received an award of 22,102 restricted stock units in 2012. Jonathan Strong, an employee of the Company’s U.K. Global Corporate Services – Transaction Management business, is the son of Michael J. Strong, our Chief Executive Officer—EMEA. As the son of an executive officer of the Company, Jonathan Strong is deemed to be a “related person” under Item 404(a) of Regulation S-K and the aggregate value of salary, bonus and benefits he earned in 2012 was approximately $132,360.

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Review and Approval of Transactions with Interested Persons

We have operated under our Standards of Business Conduct policy since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Policy Regarding Transactions with Interested Parties governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), which involves a potential corporate opportunity, or in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

•

our directors, nominees for director or executive officers;

•

any beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons; and

•

any entity in which any of the foregoing persons has a substantial ownership interest or control of such entity.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction in advance of participating in such transaction. Our General Counsel is responsible for determining whether or not the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he or she will report such transaction to the Chairperson of the Audit Committee. The Audit Committee is responsible for approving such transactions and in doing so, the Audit Committee may take into account, among other factors it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

Each transaction described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested members of our Audit Committee. The Securityholders’ Agreement described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested members of our Board prior to adoption of our Policy Regarding Transactions with Interested Parties.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

How to attend the Annual Meeting

The Annual Meeting will be held on May 9, 2013 at 8:45 a.m., Pacific Time, at 9882 South Santa Monica Boulevard, Beverly Hills, California. Stockholders who are entitled to vote or individuals holding their duly appointed proxies may attend the meeting, as well as our invited guests.

You should be prepared to present photo identification for admittance.

Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a picture ID and a copy of a brokerage statement reflecting your stock ownership of CBRE Group, Inc. as of March 15, 2013 to gain admittance to the Annual Meeting.

Matters to be presented

We are not aware of any matters to be presented at the Annual Meeting, other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement, as well.

Stockholders entitled to vote

You may vote if you owned shares of our common stock at the close of business on March 15, 2013, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock you owned on that date. As of March 15, 2013, we had 331,181,440 shares of common stock outstanding.

Vote tabulation

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes, and our Assistant Secretary will act as the inspector of the election.

Confidential voting

Your proxy card, ballot, and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2013). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.

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Effect of Broker Non-Votes

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under the rules of the New York Stock Exchange, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal No. 2 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Vote levels required to pass an item of business

•

Election of Directors. Because we have 11 nominees for 11 possible director positions (i.e., an uncontested election) we require that each of the director nominees receive at least a majority of the votes present and entitled to vote. The Board has adopted a policy to institute majority voting for directors in uncontested director elections. This policy requires that any director who fails to achieve a majority of the shares present and entitled to vote in an uncontested director election must tender their resignation. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will then consider the resignation taking into account the Governance Committee’s recommendation and announce publicly within 90 days its decision of whether to accept or reject the resignation. Shares that are not present or represented at the Annual Meeting and abstentions will not affect the election outcome. Your broker is not entitled to vote your shares on the election of directors if no instructions are received from you. If your broker does not vote, this is not considered a vote cast and, therefore, will have no effect.

•

Other Proposals. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present or represented, and entitled to vote thereon, at the Annual Meeting, and abstentions will have the same effect as a vote “against”. Except for the vote to ratify our independent registered public accounting firm, your broker is not entitled to vote your shares on these matters if no instructions are received from you. If your broker does not vote, this is not considered a vote cast and, therefore, will have no effect.

Shares in the 401(k) plan

If you hold common stock in our 401(k) plan as of March 15, 2013, the enclosed proxy card also serves as your voting instruction to Bank of America, N.A., the trustee of our 401(k) plan, provided that you furnish your voting instructions over the Internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 8:59 p.m. (PDT) on May 6, 2013. If voting instructions are not received by such time, the common stock in our 401(k) plan for which voting instructions are not timely received will be voted by the trustee in proportion to the shares for which the trustee timely receives voting instructions.

How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock indicating that you were the beneficial owner of this common stock on March 15, 2013, the record date for voting at the Annual Meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•

If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;

•

Call 1-800-690-6903; or

•

Log on to the Internet at www.proxyvote.com and follow the instructions at that site. The website address for Internet voting is also provided on your Notice.

Telephone and Internet voting will close at 8:59 p.m. (PDT) on May 8, 2013, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 8:59 p.m. (PDT) on May 6, 2013. Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:

•

FOR all of the nominees for director named in this Proxy Statement;

•

FOR the ratification of KPMG LLP as our independent registered public accounting firm; and

•

FOR the advisory resolution to approve named executive officer compensation.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

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The Board’s voting recommendations

•

FOR election of the nominated slate of directors (see Proposal No. 1);

•

FOR ratification of the selection of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2013 (see Proposal No. 2); and

•

FOR the advisory resolution to approve named executive officer compensation (see Proposal No. 3).

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.

Revoking your proxy

You can revoke your proxy if your common stock is held in your name by:

•

Filing written notice of revocation before our Annual Meeting with our Secretary, Laurence H. Midler, at the address shown on the front of this Proxy Statement;

•

Signing a proxy bearing a later date; or

•

Voting in person at the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Cost of proxy solicitation

We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where you can find our corporate governance materials

Our Corporate Governance Guidelines, Standards of Business Conduct, Code of Ethics for Senior Financial Officers, Policy Regarding Transactions with Interested Parties, Equity Award Policy and the charters for the Acquisition Committee, Audit Committee, Compensation Committee, Governance Committee, and Executive Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. (We are not including the other information contained on, or available through, our website as a part of, or incorporating such information by reference into, this Proxy Statement.)

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Elimination of Paper and Duplicative Materials

Internet availability —Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Important Notice: Our 2013 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2012 are available free of charge on the Investors Relations page on our website at www.cbre.com. The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com.

Householding —Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. If you wish to receive a separate copy of the Annual Report and Proxy Statement, or future annual reports and proxy statements, then you may contact our Investor Relations Department by: (a) mail at CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (b) telephone at (212) 984-6515, or (c) e-mail at investorrelations@cbre.com. You can also contact your broker, bank or other nominee to make a similar request.

Incorporation By Reference

The Compensation Committee Report on Executive Compensation, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and any information included on our website, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

Transfer Agent Information

Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the Class A common stock of CBRE Group, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered shareholder and have a question about your account, or your stock certificate has been lost or stolen, or you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:

Regular, Registered or Overnight Mail Broadridge Corporate Issuer Solutions, Inc. Attention: Interactive Workflow System 1155 Long Island Avenue Edgewood, New York 11717	Telephone Inquiries (855) 627-5086, or TTY for hearing impaired: (855) 627-5080 Foreign Shareowners: (877) 830-4936, or TTY Foreign Shareowners: (855) 627-5080 Website: www.shareholder.broadridge.com

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Richard C. Blum	02 Brandon B. Boze	03 Curtis F. Feeny	04 Bradford M. Freeman	05 Michael Kantor
06 Frederic V. Malek	07 Jane J. Su	08 Robert E. Sulentic	09 Laura D. Tyson	10 Gary L. Wilson
11 Ray Wirta				

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: To transact any other business properly introduced at the Annual Meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000167053_1 R1.0.0.51160